Pursuant to Rule 424(b)(3)
Registration Number 333-121211

PROSPECTUS SUPPLEMENT NUMBER THREE

(TO PROSPECTUS DATED JANUARY 5, 2005)

4,349,000 Shares

VoIP, Inc.

COMMON STOCK

This prospectus supplement supplements the prospectus dated January 5, 2005 relating to the offer and sale by the selling stockholders identified in the prospectus of up to 4,349,000 shares of our common stock. This prospectus supplement includes our Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2005 which was filed with the Securities and Exchange Commission on November 21, 2005 and our Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2004 which was filed with the Securities and Exchange Commission on November 23, 2005.

The information contained in such reports is dated as of the date of such reports. This prospectus supplement should be read in conjunction with the prospectus dated January 5, 2005, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supercedes the information contained in the prospectus dated January 5, 2005, including any supplements or amendments thereto.

Investing in the shares involves risks. See “Risk Factors” beginning on page 5 of the prospectus dated January 5, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 23, 2005.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-QSB

--------------------------------------------------------------------------------

                                   (Mark one)

         |X| QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES

                                   -----------

                              EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 2005

         TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

                                   -----------

                                     OF 1934

              For the transition period from _________ to ________

--------------------------------------------------------------------------------

                        Commission File Number: 000-28985

                                     -------

                                   VoIP, Inc.
        (Exact name of small business issuer as specified in its charter)

                    Texas                               75-2785941
          ------------------------               -----------------------
          (State of incorporation)               (IRS Employer ID Number)

           12330 SW 53rd Street, Suite 712, Fort Lauderdale, FL 33330
           ----------------------------------------------------------
                    (Address of principal executive offices)

                                 (954) 434-2000
                          (Issuer's telephone number)

--------------------------------------------------------------------------------

Check whether the issuer (1) filed all reports required to be filed by Section
13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. YES |X| NO |_|

Indicate by check mark whether the registrant is a shell company (as defined in
Rule 126-2 of the Exchange Act). YES |_| NO |X|

State the number of shares outstanding of each of the issuer's classes of common equity as of the latest practicable date: November 2, 2005: 59,650,842.

Transitional Small Business Disclosure Format (check one): YES |_| NO |X|

Registrant is an accelerated filer (check one): YES |_| NO |X|

                                   VoIP, Inc.

              Form 10-QSB for the Quarter ended September 30, 2005

                                                                            Page
                                                                            ----

Part I - Financial Information

  Item 1          Financial Statements                                         3

  Item 2          Management's Discussion and Analysis of Financial
                  Condition and Results of Operations                         12

   Item 3         Controls and Procedures                                     32

Part II - Other Information

  Item 1          Legal Proceedings                                           33

  Item 2          Changes in Securities                                       33

  Item 3          Defaults upon Senior Securities                             33

  Item 4          Submission of Matters to a Vote of Security Holders         33

  Item 5          Other Information                                           33

Signatures                                                                    35

PART I - FINANCIAL INFORMATION

Item 1.  FINANCIAL STATEMENTS

                                   VoIP, Inc.
                           Consolidated Balance Sheets

                                                 September 30, 2005   December 31, 2004
                                                 ------------------   -----------------
                                                      (Unaudited)       (As Restated)

     ASSETS
Current assets:
     Cash and cash equivalents                       $  3,238,941        $  1,141,205
     Accounts receivable, net of allowance of
         $113,817 and $136,795 respectively               704,451             818,071
     Due from related parties                             259,806             245,402
     Inventory                                            561,245             187,451
     Assets from discontinued operations less
       valuation allowance of $392,000 in 2005                 --             412,419
     Other current assets                                 364,929              43,702
                                                     ------------        ------------
Total current assets                                    5,129,372           2,848,250

Property and equipment, net                             8,352,155             419,868
Goodwill and other intangible assets                   29,996,814           6,923,854
Other assets                                              272,434              23,580
                                                     ------------        ------------

TOTAL ASSETS                                         $ 43,750,775        $ 10,215,552
                                                     ============        ============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses           $  9,009,315        $  1,224,974
     Loans payable                                      7,240,444             760,000
     Convertible notes payable                            815,991                  --
     Other current liabilities                          2,058,630             123,140
                                                     ------------        ------------
Total current liabilities                              19,124,380           2,108,114
Convertible notes payable-long term                       611,934                  --
Other debt                                                164,631                  --
                                                     ------------        ------------

Total Liabilities                                      19,900,945           2,108,114
                                                     ------------        ------------

Shareholders' equity:
     Common stock - $0.001 par value;
       100,000,000 shares authorized;
       56,588,004 and 24,258,982 shares
       issued and outstanding, respectively                56,588              24,259
     Additional paid-in capital                        43,698,121          14,107,328
     Accumulated deficit                              (19,904,879)         (6,024,149)
                                                     ------------        ------------
Total shareholders' equity                             23,849,830           8,107,438
                                                     ------------        ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 43,750,775        $ 10,215,552
                                                     ============        ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   VoIP, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                         Nine Months Ended September 30        Three Months Ended September 30
                                         ------------------------------------------------------------------------
                                             2005                2004                2005                2004
                                         ------------        ------------        ------------        ------------
                                                             (As Restated)                           (As Restated)
 Revenues                                $  6,452,832        $  1,015,065        $  2,535,912        $    929,767

 Cost of sales                              6,258,049             737,904           3,153,203             678,981
                                         ------------        ------------        ------------        ------------

 Gross profit (loss)                          194,783             277,161            (617,291)            250,786

 Operating expenses:
    Compensation and benefits               4,419,207           3,404,151           2,636,126           3,165,826
    Commissions and fees
       to third parties                     2,456,588              57,416           1,383,826              57,416
    Advertising and marketing                 482,050             115,180             133,635              88,289
    Professional and legal                  1,178,639             238,527             489,806             128,012
    Depreciation and
       amortization                         1,821,214              38,315           1,253,779              22,604
    Other                                   3,717,815             503,757           2,332,830             297,218
                                         ------------        ------------        ------------        ------------
   Total operating expenses                14,075,513           4,357,346           8,230,002           3,759,365
                                         ------------        ------------        ------------        ------------

 Loss from operations                     (13,880,730)         (4,080,185)         (8,847,293)         (3,508,579)

 Provision for income taxes                        --                  --                  --                  --
                                         ------------        ------------        ------------        ------------

 Net loss                                $(13,880,730)       $ (4,080,185)       $ (8,847,293)       $ (3,508,579)
                                         ============        ============        ============        ============

 Basic and diluted loss per share:       $      (0.39)       $      (0.31)       $      (0.18)       $      (0.18)
                                         ============        ============        ============        ============

 Weighted average number of
      shares outstanding                   35,918,087          13,037,347          49,665,036          19,642,390
                                         ============        ============        ============        ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   VoIP, Inc.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                   Nine Months Ended September 30
                                                                  --------------------------------
                                                                      2005                2004
                                                                  ------------        ------------
                                                                                      (As Restated)
 Cash flows from operating activities:
 Net loss                                                         $(13,880,730)       $ (4,080,185)
 Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation and amortization                                   1,821,214              38,315
     Compensation, interest, and other expenses for stock and
       warrants issued and vesting stock options                     5,364,394           3,333,981
     Provision for bad debt                                            113,816                  --
     Provision for assets of discontinued operations                   392,000                  --
     Changes in operating assets and liabilities net of
      assets and liabilities acquired:
        Accounts receivable                                            (62,584)             (4,583)
        Inventory                                                     (373,794)            (37,580)
        Other current assets                                           311,668             (76,760)
        Accounts payable                                            (1,577,852)            (10,618)
        Other current liabilities                                   (1,111,689)             52,598
                                                                  ------------        ------------
 Net cash used in operating activities                              (9,003,557)           (784,832)
                                                                  ------------        ------------

 Cash flows from investing activities:
     Cash from acquisitions                                                 --             104,862
     Purchases of property and equipment                              (176,875)            (43,550)
     Purchase of other assets                                               --             (13,092)
                                                                  ------------        ------------
 Net cash provided by (used in) investing activities                  (176,875)             48,220
                                                                  ------------        ------------

 Cash flows from financing activities:
     Proceeds from issuance of notes payable                         3,730,339                  --
     Payments on notes payables                                       (722,797)                 --
     Due to affiliates                                                      --            (151,166)
     Net proceeds under capital leases                                 195,863                  --
     Proceeds from sales of common stock                             8,074,763           1,121,803
                                                                  ------------        ------------
     Net cash provided by financing activities                      11,278,168             970,637
                                                                  ------------        ------------

 Increase in cash and cash equivalents                               2,097,736             234,025

 Cash and cash equivalents at beginning of period                    1,141,205               3,499
                                                                  ------------        ------------

 Cash and cash equivalents at end of period                       $  3,238,941        $    237,524
                                                                  ============        ============

Non-cash investing and financing activities:
     Goodwill and intangible assets recorded on acquisition       $(24,101,000)       $         --
     Issuance of common stock and warrants
       on acquisitions                                            $ 13,819,119        $         --
     Issuance of stock for debt conversion                        $  1,996,478        $         --
     Net liabilities assumed net of cash                          $  8,285,403        $         --
     Cash paid for interest                                       $    262,833        $         --

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   VoIP, Inc.

                          Notes to Financial Statements

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

VoIP, Inc. (the "Company") was incorporated on August 3, 1998 under its original name of Millennia Tea Masters under the laws of the State of Texas. In February
2004 the Company exchanged 12,500,000 shares for the assets of two start-up telecommunication businesses, eGlobalphone, Inc. and VoIP Solutions, Inc. The
Company changed its name to VoIP, Inc. in April 2004 and acquired DTNet
Technologies, Inc., a hardware supplier, and VoIP Americas, Inc., a VoIP related company, in June and September, respectively, of 2004. The Company decided to exit its former tea business in December 2004 and focus its efforts and resources in the Voice over Internet Protocol telecommunications industry. In
May 2005 the Company acquired Caerus, Inc., a VoIP carrier and service provider.
In October 2005 the Company purchased substantially all of the assets of WQN
Inc.'s voice over internet protocol business.

The Company is an emerging global provider of advanced communications services utilizing Voice over Internet Protocol (VoIP) technology. Internet Protocol telephony is the real time transmission of voice communications in the form of digitized "packets" of information over the Internet or a private network, similar to the way in which e-mail and other data is transmitted. VoIP services are expected to allow consumers and businesses to communicate in the future at dramatically reduced costs compared to traditional telephony networks.

The Company owns its network and its technology and offers the ability to provide complete product and service solutions, including wholesale carrier services for call routing and termination, outsourced customer service and hardware fulfillment. The Company is a certified Competitive Local Exchange
Carrier (CLEC) and Interexchange Carrier (IXC.) The Company provides a portfolio of advanced telecommunications technologies, enhanced service solutions, and broadband products to the VoIP industry. Customers include RBOCs, CLECs, IXCs, wireless carriers, resellers, internet service providers, cable multiple system operators and other providers of telephony services in the United States and various countries around the world.

The Company's operations consist of one segment.

The financial information presented herein should be read in conjunction with the consolidated financial statements for the year ended December 31, 2004. The accompanying consolidated financial statements for the three and nine months ended September 30, 2005 and 2004 are unaudited but, in the opinion on management, include all adjustments (which are of normal and recurring in nature) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Interim results are not necessarily indicative of results for a full year. Therefore, the results of operations for the three and nine months ended September 30, 2005 are not necessarily indicative of operating results to be expected for the full year or future interim periods.

Significant accounting policies are detailed in the Company's annual report on
Form 10-KSB for the year ended December 31, 2004.

All intercompany accounts and transactions have been eliminated in consolidation.

NOTE B - RESTATEMENT OF FINANCIAL STATEMENTS

The Company accounts for options and warrants issued to employees in accordance with Statement of Financial Accounting Standards No. 123 "Accounting for Stock
Based Compensation." During the preparation of its financial statements for the quarterly period ended September 30, 2005 the Company discovered that it did not recognize in its 2004 interim or annual financial statements the amount of compensation expense required to be recognized under SFAS 123 for the vested portion of approximately 4 million stock options issued to employees during the year ended December 31, 2004. This compensation expense amounted to $645,590, and $786,215 for the three and nine months ended September 30, 2004, respectively. The Company also incorrectly recorded $1,316,400 more in compensation expense for the three months ended September 30, 2004 related to warrants issued to employees than should have been recognized during that quarterly period under SFAS No.123. The Company therefore decided that it would be appropriate to restate its financial statements for 2004. The following table sets forth the impact of the restatement on certain amounts previously reported in the consolidated statements of operations for the three and nine months ended
September 30, 2004 and the consolidated balance sheet at December 31, 2004.

                                                             As Previously
Consolidated Balance Sheet at December 31, 2004                 Reported        As Restated
                                                              ------------      ------------
          Additional paid-in capital                          $ 12,722,565      $ 14,107,328
          Accumulated deficit                                 $ (4,639,386)     $ (6,024,149)

Consolidated Statement of Operations for the nine months
  ended September 30, 2004:

          Total operating expenses                            $  4,887,531      $  4,357,346
          Loss from operations                                $ (4,610,370)     $ (4,080,185)
          Net loss                                            $ (4,610,370)     $ (4,080,185)
          Loss per share                                      $      (0.42)     $      (0.37)

Consolidated Statement of Operations for the three months
  ended September 30, 2004:

          Total operating expenses                            $  4,430,175      $  3,759,365
          Loss from operations                                $ (4,179,389)     $ (3,508,579)
          Net loss                                            $ (4,179,389)     $ (3,508,579)
          Loss per share                                      $      (0.21)     $      (0.18)

NOTE C - LIQUIDITY

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of
America, which contemplates continuation of the Company as a going concern.

The Company has incurred operating losses and negative cash flows from operations since inception of its business in 2004 and has been dependent on issuances of debt and equity instruments to fund its operations and capital expenditures.

At September 30, 2005 the Company's contractual obligations for debt, leases and capital expenditures totaled approximately $11.5 million. Included in this amount is approximately $5.1 million due on a loan from a lending institution.
The Company is not in compliance with certain covenants under the loan agreement for this debt and also owes amounts in arrears on this loan of approximately
$280,000. To date the lending institution has not declared a default on this loan.

The Company will need to raise additional debt or equity capital to provide the funds necessary to restructure or repay its $5.1 million loan, meet its other contractual commitments, and continue its operations. The Company is actively seeking to raise this additional capital but may not be successful in obtaining further debt or equity financing. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE D - GOODWILL AND OTHER INTANGIBLE ASSETS

a) As of September 30, 2005 goodwill consisted of the following:          Amount
                                                                      ---------------
           Acquisition of Caerus, Inc.                                  $ 10,301,000
           Acquisition of DTNet Technologies, Inc.                         5,210,553
           Acquisition of Voipamericas, Inc.                               1,408,301
                                                                      ---------------
           Sub total                                                      16,919,854
                                                                      ---------------

b) As of September 30, 2005 intangible assets consisted of the following:

        Intangibles with finite lives:                                         Useful Life Years              Amount
                                                                              --------------------     -----------------
           Technology - Caerus, Inc.                                                 4.0                    $ 6,000,000
           Customer relationships - Caerus, Inc.                                     6.0                      5,800,000
           Trade names - Caerus, Inc.                                                9.0                      1,300,000
           Non-compete agreements - Caerus, Inc.                                     1.0                        500,000
           Carrier licenses - Caerus, Inc.                                       Unamortized                    200,000
                                                                                                       -----------------
           Sub total                                                                                         13,800,000
           Less accumulated amortization                                                                     (1,028,040)
                                                                                                       -----------------
           Sub total                                                                                          12,771,960
        Intangibles with undeterminable lives:
           Intellectual property                                                                                305,000
                                                                                                       -----------------
           Sub total                                                                                         13,076,960
                                                                                                       -----------------

           Total                                                                                           $ 29,996,814
                                                                                                       =================

The goodwill on the acquisition of DTNet Technologies, Inc. (DTNet) represents the fair market value of DTNet liabilities as of the date of the acquisition plus $4,750,000 which represents the market value of 2,500,000 shares of Company stock issued pursuant to its acquisition.

The goodwill on the acquisition of Voipamericas represents the fair market value of Voipamericas liabilities as of the date of the acquisition plus $1,100,000 which represents the market value of 1,000,000 shares of the Company's stock issued pursuant to this acquisition.

Intellectual property is carried at cost which is comprised of $200,000 paid in cash and the value assigned to 100,000 Company common shares and 400,000 warrants issued pursuant to this transaction.

Intellectual property consists of the following:

      a)    all rights of the Company of Record in the telephone numbers
            1(800)TALKTIME, 1(888)TALKTIME, AND 1(877)TALKTIME.COM

      b)    all rights to the URL's (domain names) 800TALKTIME.COM,
            1800TALKTIME.COM, and 1-800-TALKTIME.COM

      c)    all rights to U.S. Trademark Registration No. 2,209,316 directed to
            1-800-TALKTIME and the goodwill associated therewith.

NOTE E - ACQUISITION OF CAERUS, INC.

On May 31, 2005 the Company acquired 100 percent of Caerus, Inc. and its wholly owned subsidiaries Volo Communications, Inc., Caerus Networks, Inc., and Caerus
Billing, Inc. in exchange for 16.9 million of the Company's common shares. The acquisition was accounted for as a business combination in accordance with
Statement of Financial Accounting Standard No. 141 "Business Combinations"
("SFAS No. 141").

The purchase price was allocated to the identifiable net assets acquired including the identifiable intangible assets based on their estimated fair market values at the date of acquisition. The goodwill, intangible assets and property recorded for the acquisition of Caerus, Inc. (Caerus) represent the fair market value of liabilities as of the date of acquisition, plus $13,819,118 which represents the value of the Company's common stock and options issued pursuant to the acquisition, plus acquisition-related costs. The common stock issued to acquire Caerus was valued at the closing market price of the stock on the date of the acquisition, less a 25% discount due to restrictions on the shares. The amortizable lives of the intangible assets recorded for Caerus range from one to nine years.

The fair market value of the assets acquired on May 31, 2005 is as follows:

                                                               Fair Value of
                                                             Assets Acquired
                                                             ---------------
Cash                                                          $     66,485
Accounts receivable                                                285,578
Deposits                                                           108,500
Other current assets                                               156,659
Property and equipment, net                                      8,451,763
Other assets                                                       271,609
Accounts payable                                                (9,382,323)
Note payable                                                    (6,960,818)
Customer deposits                                               (1,026,750)
Other current liabilities                                       (2,252,703)
                                                              ------------
       Sub total                                               (10,282,000)

Intangible assets                                               13,800,000
Goodwill                                                        10,301,000
                                                              ------------
       Sub total                                                24,101,000
                                                              ------------
Purchase price                                                $ 13,819,000
                                                              ============

NOTE F - LOANS PAYABLE

As of September 30, 2005 loans payable consist of the following:

a. Note Payable to Shareholder                   $ 994,626
b. Note Payable                                  1,000,000
c. Note Payable - Other                            115,000
d. Note Payable to lending institution           5,130,818
                                            ---------------
Total                                          $ 7,240,444
                                            ===============

a.    Represents the balance due a shareholder at an interest rate of 3.75% with a maturity date of December 31, 2005.

b.    On August 5, 2005 the Company received an advance for $1,000,000 related to the asset acquisition performed on October 6, 2005 (see NOTE K).

c.    Represents 50% of a note issued pursuant to a subscription agreement. On
      October 20, 2005 the investor completed 100% of the agreement by investing an additional $115,000, and converted the $230,000 principal balance of this note into 287,500 shares of common stock.

d.    Represents the balance of a loan payable to a lending institution. These borrowings are repayable over a three-year period and bear interest at
      12.5% per annum. Additional borrowings under this facility are contingent upon, among other things, the Company raising certain levels of additional equity financing. The loan agreement contains customary covenants and restrictions and provides the lender the right to a perfected first-priority, secured interest in all of Caerus, Inc.'s assets, as well as rights to preferred stock warrants. The Company is in violation of certain requirements of the debt facility. Accordingly, the full amount of the note at September 30, 2005 has been classified as current. No default on this loan has been declared by the lender.

NOTE G - CONVERTIBLE NOTES PAYABLE

Convertible notes payable represents notes issued pursuant to a subscription agreement, immediately convertible at the option of the note holders into
1,784,895 shares of common stock. The notes are repayable beginning in October
2005 in equal monthly installments of $67,999 in principal and $5,440 in interest. In connection with these notes the note holders also received warrants to purchase 829,448 shares of common stock at $1.60 per share and 829,448 shares of common stock at $1.43 per share. The fair market value of these warrants as calculated using the Black-Scholes pricing model is $1,356,620 and this amount has been expensed as a financing cost during the three months ended September
30, 2005 due to the fact that the related notes are convertible at any time into common stock.

The subscription agreement for these notes also gave the note holders the option to purchase, within five business days following the effective date of a Company registration statement, an additional $1,427,925 in convertible notes on the same terms as those for the convertible notes outstanding at September 30, 2005.
In October 2005 a Company registration statement was declared effective and the note holders purchased the additional $1,427,925 in convertible notes. Warrants were issued in connection with these notes to purchase 829,448 shares of stock at $1.60 per share and 829,448 shares of stock at $1.65 per share.

NOTE H - LITIGATION

On April 8, 2005, Volo Communications, Inc. ("Volo") (a wholly-owned subsidiary of Caerus, Inc.) filed suit against MCI Worldcom Network Services, Inc. d/b/a
UUNET ("MCI"). Volo alleges that MCI engaged in a pattern and practice of over-billing Volo for the telecommunications services it provided pursuant to the parties' Services Agreement, and that MCI refused to negotiate such overcharges in good faith. Volo also seeks damages arising out of MCI's fraudulent practice of submitting false bills by, among other things, re-routing long distance calls over local trunks to avoid access charges, and then billing
Volo for access charges that were never incurred. On April 4, 2005, MCI declared
Volo in default of its obligations under the Services Agreement, claiming that
Volo owes a past due amount of $8,365,980, and threatening to terminate all services to Volo within 5 days. By this action Volo alleges claims for (1)
breach of contract; (2) fraud in the inducement; (3) primary estoppel; and (4)
deceptive and unfair trade practices. Volo also seeks a declaratory judgment that (1) MCI is in breach of the Services Agreement; (2) $8,365,980 billed by
MCI is not "due and payable" under that agreement; and (3) MCI's default letter to Volo is in violation of the Services Agreement. Volo seeks direct, indirect and punitive damages in an amount to be determined at trial.

On May 26, 2005, MCI filed an Answer, Affirmative Defenses, Counterclaim and
Third-Party Complaint naming Caerus, Inc. as a third-party defendant. MCI asserts a breach of contract claim against Volo, a breach of guarantee claim against Caerus, Inc., and a claim for unjust enrichment against both parties, seeking an amount to be determined at trial. On July 11, 2005, Volo and Caerus,
Inc. answered the counterclaim and third-party complaint, and filed a third-party counterclaim against MCI for declaratory judgment, fraud in the inducement, and breach of implied duty of good faith and fair dealing. Volo and
Caerus, Inc. seek direct, indirect, and punitive damages in an amount to be determined at trial.

On August 1, 2005, MCI moved to strike most of Volo's and Caerus' affirmative defenses and demand for attorney's fees, and to dismiss Caerus' counterclaims.
On October 6, 2005, the Court denied the motions in part, granted them in part with leave to amend, and deferred ruling on the motions in part. On October 13,
2005, Volo and Caerus filed amended affirmative defenses, and Caerus filed amended counterclaims.

This litigation is in the discovery stage. The Company is currently unable to assess the likelihood of a favorable or unfavorable outcome.

                                       10

NOTE I - OTHER DEBT

During the quarter ended September 30, 2005 the Company refinanced certain telecommunications equipment with capital leases. At September 30, 2005 the related future minimum lease payments under these capital leases were as follows:

        Fiscal
        2006                                $  58,003
        2007                                   58,003
        2008                                   58,003
        2009                                   58,003
        2010                                   44,059
                                            ---------

         Subtotal                             276,071

         Less imputed interest necessary
         to reduce the net minimum lease
         payments to their estimated
         present value                        (80,208)
                                            ---------

         Total obligation at
         September 30, 2005                    195,863

         Less current portion                 (31,232)
                                            ---------

         Non-current portion                $ 164,631
                                            =========

NOTE J - STOCK BASED COMPENSATION

A total of 4,000,000 shares of common stock has been reserved for issuance under the Company's 2004 Employee Stock Option Plan. The activity in this 2004 Option
Plan for the nine months ended September 30, 2005 is as follows:

                                                                           Exercise           Wtd. Avg.
                                                         Number           Price Range      Exercise Price
                                                       ----------       ----------------   --------------
Options outstanding at December 31, 2004               3,650,000         $0.85 - $1.56         $ 1.14
Options returned to the plan due
 to employee terminations                               (600,000)        $0.85 - $1.10         $ 0.95
Options granted                                          325,000         $1.01 - $1.17         $ 1.12
                                                       ----------
Options outstanding at September 30, 2005              3,375,000         $0.85 - $1.56         $ 1.17
                                                       ==========

The Company recorded compensation expense of $263,806 and $645,590 for the three months ended September 30, 2005 and 2004, respectively, and $409,569 and
$786,215 for the nine months ended September 30, 2005 and 2004 respectively in connection with options granted under the 2004 Stock Option Plan.

During the three months ended September 30, 2004 the Company issued to two employees warrants to purchase 4,400,000 shares of common stock for $1.00 per share. The Company recognized $2,217,600 (the estimated fair market value of the warrants) in compensation expense in connection with the issuance of these warrants during the three months ended September 30, 2004. During the three months ended March 31, 2005 the Company issued 750,000 shares of common stock in exchange for 2,200,000 of these warrants and recognized additional compensation expense of $239,500 for the excess of the fair market value of the common stock issued over the fair market value of the warrants received. During the three months ended September 30, 2005 the Company issued 1,275,630 shares of common stock for the remaining 2,200,000 warrants and recognized additional compensation expense of $1,328,801 for the excess of the fair market value of the stock issued over the fair market value of warrants received.

NOTE K - SUBSEQUENT EVENTS

On October 6, 2005, the Company purchased substantially all of the assets of
WQN, Inc. relating to WQN's "Voice over Internet Protocol" business. Such assets consist of WQN's properties and infrastructure for its services platform for both retail and wholesale voice over internet business. The acquired business currently provides (i) enhanced Internet-based and other telephony services under various brand names to individual consumers primarily seeking to make international calls; (ii) enhanced Internet-based and other telephony services to resellers, corporations and service providers under their brand names; (iii)
and carrier transmission services whereby WQN sells excess capacity to other long-distance carriers.

Pursuant to the Asset Purchase Agreement, the Company purchased the assets for
(1) a Convertible Promissory Note, in the principal amount of $3,700,000 and convertible into 3,557,692 shares of the Company's common stock (the "Purchase
Note"), (2) 1,250,000 restricted shares of the Company's common stock, par value
$0.001 per share (the "Common Stock") and (3) a warrant (the "Purchase Warrant")
to purchase 5,000,000 shares of Common Stock for $0.001 per share. In addition, the Asset Purchase Agreement provides that, in the event that the accounts payable of WQN transferred to the Company in the Asset Purchase exceed the accounts receivable transferred to the Company in the Asset Purchase, WQN will pay the Company the difference. If WQN is required to pay such difference, the
Company will issue additional shares of Common Stock at the rate of one share per dollar of such excess, up to 500,000 shares.

                                       11

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS

            Cautionary Statement Regarding Forward-Looking Statements

This quarterly report contains forward-looking statements relating to events anticipated to happen in the future. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. Forward-looking statements also may be included in other written and oral statements made or released by us. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend,"
"expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not predict or assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. We do not undertake any obligation to publicly update any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties about us, including, among other things:

o our ability to market our services successfully to new subscribers;

o our ability to retain a high percentage of our customers;

o the possibility of unforeseen capital expenditures and other upfront investments required to deploy new technologies or to effect new business initiatives;

o our ability to access markets and finance network developments and operations;

o our expansion, including consumer acceptance of new price plans and bundled offerings;

o additions or departures of key personnel;

                                       12

o competition, including the introduction of new products or services by our competitors;

o existing and future laws or regulations affecting our business and our ability to comply with these laws or regulations;

o our reliance on the systems and provisioning processes of regional Bell operating companies;

o technological innovations;

o the outcome of legal and regulatory proceedings;

o general economic and business conditions, both nationally and in the regions in which we operate; and

o other factors described in this document, including those described in more detail below.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

                                  RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this quarterly report. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially and adversely affected. If that happens, the trading price of our shares could decline significantly. The risk factors below contain forward-looking statements regarding our company. Actual results could differ materially from those set forth in the forward-looking statements.

                                       13

                          RISKS RELATED TO OUR COMPANY

We have a history of losses and negative cash flows from operations and we anticipate such losses and negative cash flows will continue.

We have incurred significant losses since inception, and we may continue to incur significant losses for the foreseeable future. We reported net losses of approximately $13.9 million for the nine months ended September 30, 2005. As of
September 30, 2005, our accumulated deficit was approximately $19.9 million. We had negative cash flows from operations of approximately $9.0 million for the nine months ended September 30, 2005. Our revenues may not grow or even continue at their current level. We will need to increase our revenues to become profitable. In order to increase our revenues, we need to attract and maintain customers to increase the fees we collect for our services. If our revenues do not increase as much as we expect or if our expenses increase at a greater pace than revenues, we may never be profitable or, if we become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We have a limited operating history upon which you can evaluate us.

We have only a limited operating history upon which you can evaluate our business and prospects. We commenced operations of our current business in 2004 and in 2005 we completed two significant acquisitions. You should consider our prospects in light of the risks, expenses and difficulties we may encounter as an early stage company in the new and rapidly evolving market for IP communications services. These risks include our ability:

o to increase acceptance of our enhanced VoIP communications services, thereby increasing the number of users of our IP telephony services;

o to compete effectively, and;

o to develop new products and keep pace with developing technology.

In addition, because we expect an increasing percentage of our revenues to be derived from our enhanced IP communications services, our past operating results may not be indicative of our future results.

We may not be able to expand our revenue base and achieve profitability.

Our business strategy is to expand our revenue sources to include the IP communications services to several different customer groups. We can neither assure you that we will be able to accomplish this nor that this strategy will be profitable. Currently, our revenues are generated primarily by providing routing and termination services to other carriers and, to a lesser extent, through hardware sales. Routing and termination services, substantially all of which were derived from one customer, accounted for 83% of our revenues for the quarter ended September 30, 2005. These services have not been profitable to date and may not be profitable in the future.

In the future, we intend to generate increased revenues by expanding our number of facilities-based carrier customers and from enhanced IP communications services from multiple sources, many of which are unproven. We expect that our revenues for the foreseeable future will be dependent on, among other factors:

o acceptance and use of IP telephony;

o growth in the number of our customers;

o expansion of service offerings;

o traffic levels on our network;

o the effect of competition, regulatory environment, international long distance rates and access and transmission costs on our prices, and;

o continued improvement of our global network quality.

                                       14

We cannot assure you that a market for our services will develop. Our market is new and rapidly evolving. Our ability to sell our services may be inhibited by, among other factors, the reluctance of some end-users to switch from traditional communications carriers to IP communications carriers and by concerns with the quality of IP telephony and the adequacy of security in the exchange of information over the Internet, and the reluctance of our resellers and service providers to utilize outsourced solutions providers. End-users in markets serviced by recently deregulated telecommunications providers are not familiar with obtaining services from competitors of these providers and may be reluctant to use new providers such as us. We will need to devote substantial resources to educate customers and end-users about the benefits of IP communications solutions in general and our services in particular. If enterprises and their customers do not accept our enhanced IP communications services as a means of sending and receiving communications, we will not be able to increase our number of paid users or successfully generate revenues in the future.

We may incur goodwill and intangible asset impairment charges.

Our balance sheet at September 30, 2005 includes approximately $17.0 million in goodwill and approximately $13.0 million in intangible assets recorded in connection with our acquisitions. We expect to record significant additional amounts of goodwill and intangible assets as a result of our acquisition in
October 2005 of substantially all of the assets relating to the VoIP business of
WQN, Inc.

In accordance with Statement of Financial Accounting Standards No. 142,
"Goodwill and Other Intangible Assets," we test our goodwill and our intangible assets for impairment at least annually by comparing the fair values of these assets to their carrying values, and we may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values. Such accounting charges related to impairment would be reflected in our consolidated statement of operations as an operating expense, and could have a material adverse impact on our results of operations and financial condition.

We are not in compliance with the terms of our loan agreement.

We are not in compliance with certain covenants of the agreement for our loan from a lending institution (which amounted to approximately $5.1 million at
September 30, 2005) and we owe principal, interest and costs in arrears on this loan of approximately $282,000. Our lender has not declared a default under the loan agreement. We expect to repay or restructure this loan by raising additional debt or equity capital. If we experience delays in raising capital or are unable to raise a sufficient amount of capital, we could be required to seek modifications to the terms of the loan agreement or another source of financing to continue operations.

Potential fluctuations in our quarterly financial results may make it difficult for investors to predict our future performance.

Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control.

The factors generally within our control include:

o the amount and timing of capital expenditures to expand our infrastructure;

o the amount and timing of expenses to enhance marketing and promotion efforts;
and

o the timing of announcements or introductions of new or enhanced services by
us.

The factors outside our control include:

o the timing of announcements or introductions of new or enhanced services by our competitors;

o technical difficulties or network interruptions in the Internet or our privately-managed network;

o general economic and competitive conditions specific to our industry.

                                       15

The foregoing factors also may create other risks affecting our long-term success, as discussed in the other risk factors. We believe that quarter-to-quarter comparisons of our historical operating results may not be a good indication of our future performance, nor would our operating results for any particular quarter be indicative of our future operating results.

We expect to need additional capital to continue our operations.

We intend to continue to enhance and expand our network in order to maintain our competitive position and meet the increasing demands for service quality, capacity and competitive pricing. Also, the introduction of new products and/or service will require significant marketing and promotional expenses that we often incur before we begin to receive the related revenue. Our cash flows from operations has not been sufficient to meet our capital expenditure and working capital requirements. We anticipate we will need to raise additional capital to continue our operations. We may not be able to raise additional capital, and if we are able to raise additional capital through the issuance of additional equity, our current investors could experience dilution. If we are unable to obtain additional capital, we may be required to reduce the scope of our business or our anticipated growth, which would reduce our revenues.

Our network may not be able to accommodate our capacity needs.

We expect the volume of traffic we carry over our network to increase significantly as we expand our operations and service offerings. Our network may not be able to accommodate this additional volume. In order to ensure that we are able to handle additional traffic, we may have to enter into long-term agreements for leased capacity. To the extent that we overestimate our capacity needs, we may be obligated to pay for more transmission capacity than we actually use, resulting in costs without corresponding revenues. Conversely, if we underestimate our capacity needs, we may be required to obtain additional transmission capacity from more expensive sources. If we are unable to maintain sufficient capacity to meet the needs of our users, our reputation could be damaged and we could lose users.

Additionally, our success depends on our ability to handle a large number of simultaneous calls. We expect that the volume of simultaneous calls will increase significantly as we expand our operations. If this occurs, additional stress will be placed upon the network hardware and software that manages our traffic. We cannot assure stockholders of our ability to efficiently manage a large number of simultaneous calls. If we are not able to maintain an appropriate level of operating performance, or if our service is disrupted, then we may develop a negative reputation and our business, results of operations and financial condition would be materially adversely affected.

We face a risk of failure of the computer and communications systems used in our business.

Our business depends on the efficient and uninterrupted operation of our computer and communications systems as well as those that connect to our network. We maintain communications systems (i.e. Network Access Points) in facilities in Orlando, Atlanta, New York, Dallas, Los Angeles and we are
currently constructing a NAP in Chicago. Our systems and those that connect to our network are subject to disruption from natural disasters or other sources of power loss, communications failure, hardware or software malfunction, network failures and other events both within and beyond our control. Any system interruptions that cause our services to be unavailable, including significant or lengthy telephone network failures or difficulties for users in communicating through our network or portal, could damage our reputation and result in a loss of users.

Our computer systems and operations may be vulnerable to security breaches.

Our computer infrastructure is potentially vulnerable to physical or electronic computer viruses, break-ins and similar disruptive problems and security breaches that could cause interruptions, delays or loss of services to our users. We believe that the secure transmission of confidential information over the Internet, such as credit card numbers, is essential in maintaining user confidence in our services. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new technologies or other developments could result in a compromise or breach of the technology we use to protect user transaction data. A party that is able to circumvent our security systems could misappropriate proprietary information or cause interruptions in our operations. Security breaches also could damage our reputation and expose us to a risk of loss or litigation and possible liability.
Although we have experienced no security breaches to date of which we are aware, we cannot guarantee you that our security measures will prevent security breaches.

                                       16

Online credit card fraud can harm our business.

The sale of our products and services over the Internet exposes us to credit card fraud risks. Many of our products and services, including our VoIP services, can be ordered or established (in the case of new accounts) over the
Internet using a major credit card for payment. As is prevalent in retail telecommunications and Internet services industries, we are exposed to the risk that some of these credit card accounts are stolen or otherwise fraudulently obtained. In general, we are not able to recover fraudulent credit card charges from such accounts. In addition to the loss of revenue from such fraudulent credit card use, we also remain liable to third parties whose products or services are engaged by us (such as termination fees due telecommunications providers) in connection with the services which we provide. In addition, depending upon the level of credit card fraud we experience, we may become ineligible to accept the credit cards of certain issuers. We are currently authorized to accept American Express, Visa, MasterCard, and Discover. The loss of eligibility for acceptance of credit cards could significantly and adversely affect our business. We will attempt to manage fraud risks through our internal controls and our monitoring and blocking systems. If those efforts are not successful, fraud could cause our revenue to decline significantly and our business, financial condition and results of operations to be materially and adversely affected.

We depend on highly qualified technical and managerial personnel.

Our future success also depends on our continuing ability to attract, retain and motivate highly qualified technical expertise and managerial personnel necessary to operate our businesses. We may need to give retention bonuses and stock incentives to certain employees to keep them, which can be costly to us. The loss of the services of members of our management team or other key personnel could harm our business. Our future success depends to a significant extent on the continued service of key management, client service, product development, sales and technical personnel. We do not maintain key person life insurance on any of our executive officers and do not intend to purchase any in the future.
Although we generally enter into non-competition agreements with our key employees, our business could be harmed if one or more of our officers or key employees decided to join a competitor or otherwise compete with us.

We may be unable to attract, assimilate or retain highly qualified technical and managerial personnel in the future. Wages for managerial and technical employees are increasing and are expected to continue to increase in the future. We may have difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we were unable to attract and retain the technical and managerial personnel necessary to support and grow our businesses, our businesses would likely be materially and adversely affected.

Operating internationally exposes us to additional and unpredictable risks.

We intend to continue to enter additional markets in Eastern Europe, the Middle
East, Latin America, Africa and Asia and to expand our existing operations outside the United States. International operations are subject to inherent risks, including:

o potentially weaker protection of intellectual property rights;

o political and economic instability;

o unexpected changes in regulations and tariffs;

o fluctuations in exchange rates;

o varying tax consequences, and;

o uncertain market acceptance and difficulties in marketing efforts due to language and cultural differences.

                                       17

Our entry into new lines of business, as well as potential future acquisitions, joint ventures or strategic transactions entails numerous risks and uncertainties that could have an adverse effect on our business.

We may enter into new or different lines of business, as determined by management and our Board of Directors. Our acquisitions, as well as any future acquisitions or joint ventures could result, and in some instances have resulted in numerous risks and uncertainties, including:

o potentially dilutive issuances of equity securities, which may be issued at the time of the transaction or in the future if certain performance or other criteria are met or not met, as the case may be. These securities may be freely tradable in the public market or subject to registration rights which could require us to publicly register a large amount of our Common Stock, which could have a material adverse effect on our stock price;

o diversion of management's attention and resources from our existing businesses;

o significant write-offs if we determine that the business acquisition does not fit or perform up to expectations;

o the incurrence of debt and contingent liabilities or impairment charges related to goodwill and other long-lived assets;

o difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies;

o regulatory and tax risks relating to the new or acquired business;

o the risks of entering geographic and business markets in which we have no or limited prior experience;

o the risk that the acquired business will not perform as expected; and

o material decreases in short-term or long-term liquidity.

We depend upon a contract manufacturer for our hardware products and any disruption in its business may cause us to fail to meet the demands of our customers and damage our customer relationships.

We rely on iCable System Co. Ltd., a South Korean company, to manufacture certain of our hardware products. iCable provides comprehensive manufacturing services, including assembly of our products and procurement of materials.
iCable directly ships finished products from Korea to our customers around the world. We do not have a long-term supply contract with iCable and they are not required to manufacture products for any specified period. Qualifying a new contract manufacturer and commencing commercial-scale production is expensive and time consuming and could result in a significant interruption in the supply of our products. If a change in contract manufacturers results in delays of our fulfillment of customer orders or if a contract manufacturer fails to make timely delivery of orders, we may lose revenues and suffer damage to our customer relationships.

Additionally, iCable currently purchases the primary chipset used in our customer premise equipment (CPE) from Broadcom. Currently, there is an available supply path and rapid delivery for these chipsets. It is not anticipated that there will be any significant shortfalls in the ability to produce equipment or deliver equipment, given past experience and current operating procedures, even under heavy volume sales. Our customers rely upon our ability to meet committed delivery dates, and any disruption in the supply of key components would seriously impact our ability to meet these dates and could result in legal action by our customers, loss of customers or harm to our ability to attract new customers.

                          RISKS RELATED TO OUR INDUSTRY

Our future success depends on the growth in the use of the Internet as a means of communications.

If the market for IP communications, in general, and our services in particular, does not grow at the rate we anticipate or at all, we will not be able to increase our number of users or generate revenues we anticipate. To be successful, IP communications requires validation as an effective, quality means of communication and as a viable alternative to traditional telephone service.
Demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The Internet may not prove to be a viable alternative to traditional telephone service for reasons including:

                                       18

o inconsistent quality or speed of service;

o traffic congestion on the Internet;

o potentially inadequate development of the necessary infrastructure;

o lack of acceptable security technologies;

o lack of timely development and commercialization of performance improvements, and;

o unavailability of cost-effective, high-speed access to the Internet.

If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, or its performance or reliability may decline. In addition, Web sites may from time to time experience interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as usage of our communications portal and our services, could be adversely affected.

Intense competition could reduce our market share and harm our financial performance.

Competition in the market for IP communications services is becoming increasingly intense and is expected to increase significantly in the future.
The market for Internet and IP communications is new and rapidly evolving. We expect that competition from companies both in the Internet and telecommunications industries will increase in the future. Our competitors include both start-up IP telephony service providers and established traditional communications providers. Many of our existing competitors and potential competitors have broader portfolios of services, greater financial, management and operational resources, greater brand-name recognition, larger subscriber bases and more experience than we have. In addition, many of our IP telephony competitors use the Internet instead of a private network to transmit traffic.
Operating and capital costs of these providers may be less than ours, potentially giving them a competitive advantage over us in terms of pricing. We also compete against the growing market of discount telecommunications services including calling cards, prepaid cards, call-back services, dial-around or 10-10 calling and collect calling services. In addition, some Internet service providers have begun to aggressively enhance their real time interactive communications, focusing on instant messaging, PC-to-PC and PC-to-phone, and/or broadband phone services.

In addition, traditional carriers, cable companies and satellite television providers are bundling services and products not offered by us with internet telephony services. While this provides us with the opportunity to offer these companies our products and services as a way for them to offer internet telephony services, it also introduces the risk that they will introduce these services on their own utilizing other options while at the same time making it more difficult for us to compete against them with direct to consumer offerings of our own. If we are unable to provide competitive service offerings, we may lose existing users and be unable to attract additional users. In addition, many of our competitors, especially traditional carriers, enjoy economies of scale that result in a lower cost structure for transmission and related costs, which cause significant pricing pressures within the industry. In order to remain competitive we intend to increase our efforts to promote our services, and we cannot be sure that we will be successful in doing this.

In addition to these competitive factors, recent and pending deregulation in some of our markets may encourage new entrants. We cannot assure you that additional competitors will not enter markets that we plan to serve or that we will be able to compete effectively.

Decreasing telecommunications rates may diminish our revenues and profitability.

International and domestic telecommunications rates have decreased significantly over the last few years in most of the markets in which we operate, and we anticipate that rates will continue to be reduced in all of the markets in which we do business or expect to do business. Users who select our services to take advantage of the current pricing differential between traditional telecommunications rates and our rates may switch to traditional telecommunications carriers as such pricing differentials diminish or disappear, and we will be unable to use such pricing differentials to attract new customers in the future. In addition, our ability to market our carrier transmission services to telecommunications carriers depends upon the existence of spreads between the rates offered by us and the rates offered by traditional telecommunications carriers, as well as a spread between the retail and wholesale rates charged by the carriers from which we obtain wholesale service.
Continued rate decreases will require us to lower our rates to remain competitive could reduce our revenues and reduce or possibly eliminate our gross profit from our carrier transmission services. If telecommunications rates continue to decline, we may lose users for our services.

                                       19

We may not be able to keep pace with rapid technological changes in the communications industry.

Our industry is subject to rapid technological change. We cannot predict the effect of technological changes on our business. In addition, widely accepted standards have not yet developed for the technologies we use. We expect that new services and technologies will emerge in the market in which we compete. These new services and technologies may be superior to the services and technologies that we use, or these new services may render our services and technologies obsolete. To be successful, we must adapt to our rapidly changing market by continually improving and expanding the scope of services we offer and by developing new services and technologies to meet customer needs. Our success will depend, in part, on our ability to license leading technologies and respond to technological advances and emerging industry standards on a cost-effective and timely basis. We may need to spend significant amounts of capital to enhance and expand our services to keep pace with changing technologies.

Third parties might infringe upon our proprietary technology.

We cannot assure you that the steps we have taken to protect our intellectual property rights will prevent misappropriation of our proprietary technology. To protect our rights to our intellectual property, we rely on a combination of trademark and trade secret protection, confidentiality agreements and other contractual arrangements with our employees, affiliates, strategic partners and others. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Effective copyright and trade secret protection may not be available in every country in which we offer or intend to offer our services. Failure to adequately protect our intellectual property could harm our brand, devalue our proprietary content and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources.

If we are not able to obtain necessary licenses of third-party technology at acceptable prices, or at all, some of our products may become obsolete.

From time to time, we may be required to license technology from third parties to develop new products or product enhancements. Third-party licenses may not be available or continue to be available to us on commercially reasonable terms.
The inability to maintain or re-license any third-party licenses required in our current products, or to obtain any new third-party licenses to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, and delay or prevent us from making these products or enhancements, any of which could seriously harm the competitiveness of our products. We currently license third party technology for products acquired through the WQN acquisition. We anticipate migrating these products to our internal technology over the next six to 12 months at which point we will have no current reliance on third party technology.

Government regulation and legal uncertainties relating to IP telephony could harm our business.

Historically, voice communications services have been provided by regulated telecommunications common carriers. We offer voice communications to the public for international and domestic calls using IP telephony, and we do not operate as a licensed telecommunications common carrier in any jurisdiction. Based on specific regulatory classifications and recent regulatory decisions, we believe we qualify for certain exemptions from telecommunications common carrier regulation in many of our markets. However, the growth of IP telephony has led to close examination of its regulatory treatment in many jurisdictions making the legal status of our services uncertain and subject to change as a result of future regulatory action, judicial decisions or legislation in any of the jurisdictions in which we operate. Established regulated telecommunications carriers have sought and may continue to seek regulatory actions to restrict the ability of companies such as ours to provide services or to increase the cost of providing such services. In addition, our services may be subject to regulation if regulators distinguish phone-to-phone telephony service using IP technologies over privately-managed networks such as our services from integrated PC-to-PC and PC-originated voice services over the Internet. Some regulators may decide to treat the former as regulated common carrier services and the latter as unregulated enhanced or information services. Application of new regulatory restrictions or requirements to us could increase our costs of doing business and prevent us from delivering our services through our current arrangements. In such event, we would consider a variety of alternative arrangements for providing our services, including obtaining appropriate regulatory authorizations for our local network partners or ourselves, changing our service arrangements for a particular country or limiting our service offerings. Such regulations could limit our service offerings, raise our costs and restrict our pricing flexibility, and potentially limit our ability to compete effectively.
Further, regulations and laws which affect the growth of the Internet could hinder our ability to provide our services over the Internet.

                                       20

Recent regulatory enactments by the FCC will require us to provide enhanced
Emergency 911 dialing capabilities to our subscribers as part of our standard
VoIP services and to comply with certain notification requirements with respect to such capabilities, these requirements will result in increased costs and risks associated with the delivery of our VoIP services.

On June 3, 2005, the FCC released the "IP-Enabled Services and E911 Requirements for IP-Enabled Service Providers, First Report and Order and Notice of Proposed
Rulemaking" (the "E911 Order"). The E911 Order requires, among other things, that VoIP service providers that interconnect to the public switched telephone network ("Interconnected VoIP Providers") supply enhanced emergency 911 dialing capabilities ("E911") to their subscribers no later than 120 days from the effective date of the E911 Order. The effective date of the E911 Order is July
29, 2005. As part of such E911 capabilities, Interconnected VoIP Providers are required to mimic the 911 emergency calling capabilities offered by traditional landline phone companies. Specifically, all Interconnected VoIP Providers must deliver 911 calls to the appropriate local public safety answering point
("PSAP"), along with call back number and location, where the PSAP is able to receive that information. Such E911 capabilities must be included in the basic service offering of the Interconnected VoIP Providers; it cannot be an optional or extra feature. The PSAP delivery obligation, along with call back number and location information must be provided regardless of whether the service is
"fixed" or "nomadic." User registration of location is permissible initially, although the FCC is committed to an advanced form of E911 that will determine user location without user intervention, one of the topics of the further Notice of Proposed Rulemaking to be released.

Additionally, the E911 Order required that, by July 29, 2005 (the effective date of the E911 Order), each Interconnected VoIP Provider must have:

(1) specifically advised every new and existing subscriber, prominently and in plain language, of the circumstances under which the E911 capabilities service may not be available through its VoIP services or may in some way be limited by comparison to traditional landline E911 services; (2) obtained and kept a record of affirmative acknowledgement from all subscribers, both new and existing, of having received and understood the advisory described in the preceding item (1);
and (3) distributed to its existing subscribers warning stickers or other appropriate labels warning subscribers if E911 service may be limited or not available and instructing the subscriber to place them on or near the equipment used in conjunction with the provider's VoIP services. We have complied with the requirements set forth in the preceding items (1) and (3). However, despite engaging in significant efforts, as of October 12, 2005, we had received the affirmative acknowledgements required by the preceding item (2) from less than
15% of our VoIP subscribers.

On July 26, 2005, noting the efforts made by Interconnected VoIP Providers to comply with the E911 Order's affirmative acknowledgement requirement, the
Enforcement Bureau of the FCC (the "EB") released a Public Notice communicating that, until August 30, 2005, it would not initiate enforcement action against any Interconnected VoIP Provider with respect to such affirmative acknowledgement requirement on the condition that the provider file a detailed report with the FCC by August 10, 2005. The report must set forth certain specific information relating to the provider's efforts to comply with the requirements of the E911 Order. Furthermore, the EB stated its expectation that that if an Interconnected VoIP Provider has not received such affirmative acknowledgements from 100% of its existing subscribers by August 29, 2005, then the Interconnected VoIP Provider would disconnect, no later than August 30,
2005, all subscribers from whom it has not received such acknowledgements. On
August 26, 2005, the EB released another Public Notice communicating that it would not, until September 28, 2005, initiate enforcement action regarding the affirmative acknowledgement requirement against those providers that: (1)
previously filed reports on or before August 10, 2005 in accordance with the
July 26 Public Notice; and (2) file two separate updated reports with the FCC by
September 1, 2005 and September 22, 2005 containing certain additional required information relating to such provider's compliance efforts with respect to the
E911 Order's requirements. The EB further stated in the second Public Notice its expectation that, during the additional period of time afforded by the extension, all Interconnected VoIP Providers that qualified for such extension would continue to use all means available to them to obtain affirmative acknowledgements from all of their subscribers.

                                       21

Our VoIP services that are subject to the E911 Order account for a material portion of our current VoIP revenues. However, our VoIP retail net revenues were not substantial for the nine months ending September 30, 2005 as they were approximately $30,000. Since the E911 Order, we have fully complied with the mandated FCC reporting requirements and the FCC has acknowledged that enforcement will not be pursued.

With the recent acquisition on WQN, Inc.'s VoIP Assets we have confirmed that
WQN has filed and complied with the E911 order. We will be filing the required acknowledgment letter relating to WQN RocketVoIP Subscribers on October 25,
2005. The most recent E911 compliance deadline is November 29, 2005.

On October 9, 2005 we announced a new service called v911 to support E911 not only for our customers but as a service to be resold to Service Providers that need E911 compliance.

Although the EB has thus far granted three extensions to its deadline for obtaining affirmative acknowledgements from 100% of Interconnected VoIP
Providers' subscribers, the EB may or may not provide additional extensions to such deadline and the Company may or may not qualify for such extensions. If we are required by the EB to suspend VoIP service to a material portion of our VoIP subscribers for a material period of time due to our non-compliance with the
E911 Order, our revenues and operating results from our current VoIP operations will deteriorate.

Even assuming our full compliance with the E911 Order, such compliance and our efforts to achieve such compliance, will increase our cost of doing business in the VoIP arena and may adversely affect our ability to deliver our VoIP telephony services to new and existing customers in all geographic regions.

Our products must comply with industry standards, FCC regulations, state, country-specific and international regulations, and changes may require us to modify existing products.

In addition to reliability and quality standards, the market acceptance of telephony over broadband IP networks is dependent upon the adoption of industry standards so that products from multiple manufacturers are able to communicate with each other. There is currently a lack of agreement among industry leaders about which standard should be used for a particular application, and about the definition of the standards themselves. These standards, as well as audio and video compression standards, continue to evolve. We also must comply with certain rules and regulations of the Federal Communications Commission (FCC)
regarding electromagnetic radiation and safety standards established by
Underwriters Laboratories, as well as similar regulations and standards applicable in other countries. Standards are continuously being modified and replaced. As standards evolve, we may be required to modify our existing products or develop and support new versions of our products. The failure of our products to comply, or delays in compliance, with various existing and evolving industry standards could delay or interrupt volume production of our IP telephony products, which would have a material adverse effect on our business, financial condition and operating results.

Increased costs associated with corporate governance compliance may significantly affect our results of operations.

The Sarbanes-Oxley Act of 2002 will require changes in some of our corporate governance and securities disclosure and compliance practices, and will require a thorough documentation and evaluation of our internal control procedures. We expect this to increase our legal compliance and financial reporting costs. This could also make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur higher costs to obtain coverage. In addition, they could make it more difficult for us to attract and retain qualified members of our board of directors, or qualified executive officers. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur in this regard.

                                       22

Our internal controls over financial reporting may not be adequate and our independent auditors may not be able to certify as to their adequacy, which could have a significant and adverse effect on our business and reputation.

Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities Exchange Commission associated with this Act, which we refer to as Section 404, require a reporting company to, among other things, annually review and disclose its internal controls over financial reporting, and evaluate and disclose changes in its internal controls over financial reporting quarterly. Under Section 404 a reporting company is required to document and evaluate such internal controls in order to allow its management to report on, and its independent auditors attest to, these controls. We will be required to comply with Section 404 not later than our fiscal year ending December 2007. We are currently evaluating our strategy to begin performing the system and process documentation, evaluation and testing required (and any necessary remediation)
in an effort to comply with management certification and auditor attestation requirements of Section 404. In the course of our ongoing evaluation, we may identify areas of our internal controls requiring improvement, and plan to design enhanced processes and controls to address issues that might be identified through this review. As a result, we expect to incur additional expenses and diversion of management's time. We cannot be certain as to the timing of completion of our documentation, evaluation, testing and remediation actions or the impact of the same on our operations and may not be able to ensure that the process is effective or that the internal controls are or will be effective in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent auditors may not be able to certify as to the effectiveness of our internal control over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange
Commission. As a result, there could be an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such actions could adversely affect our results.

                           RISKS RELATED TO OUR STOCK

Our stock price has been and may continue to be volatile.

The market for technology stocks in general and our common stock in particular, has been and will likely continue to be extremely volatile. The following factors could cause the market price of our common stock to fluctuate significantly:

o the addition or loss of any major customer;

o changes in the financial condition or anticipated capital expenditure purchases of any existing or potential major customer;

o quarterly variations in our operating results;

o changes in financial estimates by securities analysts;

o speculation in the press or investment community;

o announcements by us or our competitors of significant contracts, new products or acquisitions, distribution partnerships, joint ventures or capital commitments;

o sales of common stock or other securities by us or by our shareholders in the future;

o securities and other litigation;

o announcement of a stock split, reverse stock split, stock dividend or similar event;

o economic conditions for the telecommunications, networking and related industries; and

o worldwide economic instability.

                                       23

We expect to seek to raise additional capital in the future, which may not be available to us, and if it is available, may dilute the ownership of our common stock.

In the future, we expect to seek to raise additional funds through public or private debt or equity financings in order to:

o fund ongoing operations and capital requirements;

o take advantage of opportunities, including more rapid expansion or acquisition of complementary products, technologies or businesses;

o develop new products; or

o respond to competitive pressures.

Any additional capital raised through the sale of convertible debt or equity may further dilute an investor's percentage ownership of our common stock.
Furthermore, additional financings may not be available on terms favorable to us, or at all. A failure to obtain additional funding could prevent us from making expenditures that may be required to grow or maintain our operations.

We do not expect to pay dividends.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain profits, if any, to fund growth and expansion.

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Restatement of Financial Statements

We account for options and warrants issued to employees in accordance with
Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based
Compensation." During the preparation of its financial statements for the quarterly period ended September 30, 2005 we discovered that we did not recognize in our 2004 interim or annual financial statements the amount of compensation expense for the vested portion of approximately 4 million stock options issued to employees during the year ended December 31, 2004. This compensation expense amounted to $645,590, and $786,215 for the three and nine months ended September 30, 2004, respectively. We also incorrectly recorded
$1,316,400 more in compensation expense for the three months ended September 30,
2004 for warrants issued to employees than should have been recognized during that quarterly period under SFAS No.123. The Company therefore decided that it would be appropriate to restate its financial statements for 2004. The following table sets forth the impact of the restatement on certain amounts previously reported in the consolidated Statements of Operations for the three and nine months ended September 30, 2004 and the Consolidated Balance Sheet at December
31, 2004.

                                                               As Previously
Consolidated Balance Sheet at December 31, 2004                   Reported          As Restated
                                                                ------------        ------------
          Additional paid-in capital                            $ 12,722,565        $ 14,107,328
          Accumulated deficit                                   $ (4,639,386)       $ (6,024,149)

Consolidated Statement of Operations for the nine months
  ended September 30, 2004:

          Total operating expenses                              $  4,887,531        $  4,357,346
          Loss from operations                                  $ (4,610,370)       $ (4,080,185)
          Net loss                                              $ (4,610,370)       $ (4,080,185)
          Loss per share                                        $      (0.42)       $      (0.37)

Consolidated Statement of Operations for the three months
  ended September 30, 2004:

          Total operating expenses                              $  4,430,175        $  3,759,365
          Loss from operations                                  $ (4,179,389)       $ (3,508,579)
          Net loss                                              $ (4,179,389)       $ (3,508,579)
          Loss per share                                        $      (0.21)       $      (0.18)

We completed the acquisition of Caerus, Inc. on May 31, 2005. Caerus, a VoIP carrier and service provider, provides us with important technology, including the Voice One network, intellectual capital and VoIP expertise, VoIP enhanced service solutions and key customers and business relationships.

The following unaudited Proforma combined financial information has been prepared assuming the Caerus acquisition occurred as of the first day of each period reported.

                     Nine Months Ended September 30     Three Months Ended
                        2005                2004        September 30, 2004
                    ------------       ------------     ------------------
Revenues            $ 13,087,612       $  9,335,515       $  3,880,592
Net loss            $(20,120,750)      $(10,817,543)      $ (6,742,755)
Loss per share      $      (0.45)      $      (0.39)      $      (0.19)

As discussed in the following paragraphs the addition of Caerus Inc. impacts the comparability of our results of operations for the three and nine months ended
September 30, 2005 to our results for the corresponding periods of 2004.

                                       24

Comparison Of Three Months Ended September 30, 2005 And 2004

Our net loss for the three months ended September 30, 2005 was $(8,847,293)
($0.18 per share), as compared to a net loss of $3,508,579 ($0.18 per share) for the three months ended September 30, 2004.

Revenues for the current quarter totaled $2,535,912, an increase of approximately $1.6 million over the revenues reported for the three months ended
September 30, 2004. Routing and termination services revenues amounted to
$2,103,770 and $237,176, for the three months ended September 30, 2005 and 2004, respectively. The increase in these revenues is attributable to the addition of
Caerus' Voice One Network. These additional revenues from our network were offset by a $414,535 decrease in our revenues from VoIP hardware sales. One customer accounted for 83% of our revenues during the three months ended
September 30, 2005.

Our gross profit for the three months ended September 30, 2005 was a negative
$617,291, as compared to a positive gross profit of $250,786 for the same period in 2004. The negative gross profit for this quarter is principally attributable to the costs we incurred to operate our network and the fees paid to third-party carriers to terminate calls on our behalf. Our combined operating costs and third party fees exceeded the revenues generated by the current level of traffic on our network.

We incurred operating expenses of $8,230,002 and $3,759,365 for the three months ended September 30, 2005 and 2004 respectively. The additional operating expenses for 2005 reflect in part the expansion of our operations due to our recent acquisition of Caerus. The $4.7 million rise in operating expenses is comprised primarily of additional commissions and fees paid to third parties
(primarily relating to our capital raising efforts) of approximately $1.3 million and increases in professional and legal fees ($361,794), depreciation
($333,332), amortization of intangible assets ($897,843) and other expenses
($2,035,612). Other expenses for 2005 include, interest and financing costs of approximately $1.5 million for our debt issuances.

Comparison Of Nine Months Ended September 30, 2005 And 2004

Our net loss for the nine months ended September 30, 2005 was $13,880,730 ($0.39 per share), as compared to a loss of $4,080,185 ($0.31 per share) for the nine months ended September 30, 2004.

Revenues for the current nine months totaled $6,452,832, an increase of approximately $5.4 million over that reported for the nine months ended
September 30, 2004. Revenues generated by Caerus' Voice One Network for routing and termination services amounted to $2,752,551 for the nine months ended
September 30, 2005. The remainder of the revenue increase is due to growth in hardware sales and international service termination. One customer accounted for
43% of our sales during the nine months ended September 30, 2005.

Our gross profit for the nine months ended September 30, 2005 was $194,783, as compared to $277,161 for the same period in 2004. The decline in gross profit for this nine month period principally reflects our network operating costs and the fees we paid to third-party carriers to terminate calls on our behalf. These combined operating costs and third party fees exceeded the revenues generated by the level of traffic on our network.

We incurred operating expenses of $14,075,513 and $4,357,346 for the nine months ended September 30, 2005 and 2004 respectively. The additional operating expenses for 2005 reflect in part the expansion of our operations due to our recent acquisition of Caerus. The $9.7 million dollar rise in operating expenses is comprised of increases in compensation ($1,015,056), added professional and legal fees ($940,112), depreciation ($598,762), amortization of intangible assets ($1,184,137) additional commissions and fees of 2.4 million paid to third parties in connection with our capital raising efforts, and increased other expenses. The increase of other expenses reflects provisions for bad debts and discontinued assets of $604,000 and interest and finance costs of $1.6 million for our debt issuances.

Total assets at September 30, 2005 were $43,750,775, up $33,535,223 from
December 31, 2004. This increase in assets (which includes additions to property of almost $7.9 million) and the corresponding increase in accounts payable and other current liabilities are almost entirely related to the acquisition of
Caerus on May 31, 2005. We recorded significant amounts of goodwill and intangible assets in connection with the acquisition of Caerus and for the acquisition of DTNet. Goodwill and intangible assets comprised 69% of our total assets at September 30, 2005. We expect to record additional amounts of goodwill and intangible assets in connection with our WQN, Inc. acquisition, which was completed on October 6, 2005.

                                       25

Under SFAS 142 we are required to periodically evaluate the carrying value of our goodwill and intangible assets. If in the future such carrying values exceed fair market value, we will be required to record an impairment charge in our statement of operations. Such an impairment charge could have a significant adverse impact on both our operating results and stock price.

Outlook for Remainder of 2005

As discussed in Note K to the accompanying Consolidated Financial Statements we acquired the assets of WQN, Inc.'s VoIP business in October 2005. WQN reported revenues, gross profit, and an operating loss of approximately $15.6 million,
$650,000, and $2.1 million, respectively, for the six months ended June 30,
2005.

We anticipate revenue growth during the fourth quarter of 2005 due to the addition of WQN's customers. However, we also expect to report a net loss and negative cash flows from operations for the three months ending December 31,
2005.

Liquidity and Capital Resources

Cash and cash equivalents increased by $2,097,737 for the nine months ended
September 30, 2005 to $3,238,941. Our operating activities for the nine months ended September 30, 2005 used $9.0 million in cash. We funded our operating activities principally through issuances of notes payable that generated net proceeds of $3,007,542 and sales of common stock in private transactions that provided $8,074,763. In total our financing activities provided us with net cash of $11,278,168 for the nine months ended September 30, 2005.

Since inception of our Voice over Internet Protocol business in 2004 we have never been profitable. We have experienced negative cash flows from operations, and have been dependent on the issuance of debt, issuances of common stock in exchange for services and as compensation, and sales of common stock in private transactions to support our operations.

At September 30, 2005 our contractual obligations totaled approximately $9.5 million. Included in this amount is an outstanding balance of approximately $5.1 million on a loan from a lending institution. We are not in compliance with certain covenants of the agreement for this loan, and we owe principal, interest and costs in arrears on this loan of $280,000. To date our lender has not declared a default under this loan agreement.

We anticipate that we will continue to experience negative cash flows from operations. We expect we will need to raise additional debt or equity capital to provide the funds necessary to repay or restructure our $5.1 million loan, meet our other current contractual obligations and continue our operations. We are actively seeking to raise this additional capital and believe such capital will be available to us. However, we may not be successful in obtaining further equity or debt financing for our business.

Capital Expenditure Commitments

We have outstanding commitments to purchase capital equipment of approximately
$2.0 million. We anticipate financing these purchases with leasing facilities.

Payments Due by Period

      The following table illustrates our outstanding debt and the terms of that debt as of September 30, 2005:

                                       26

                                             Less than
Contractual Obligations        Total           1 Year          1-3 Years       3-5 Years
------------------------------------------------------------------------------------------
Convertible Notes           $1,427,925       $  815,991       $  611,934       $       --
Loans Payable               $7,240,444       $7,240,444       $       --       $       --
Operating Leases            $  594,905       $  149,905       $  445,000       $       --
Long Term Liabilities       $  195,864       $   31,233       $  164,631       $       --
Purchase Obligations        $       --       $       --       $       --       $       --
                            ----------       ----------       ----------       ----------
Total                       $9,459,138       $8,237,573       $1,221,565       $       --
                            ==========       ==========       ==========       ==========

                                       27

                           VOIP, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed combined statements of operations are derived from and should be read in conjunction with the historical consolidated financial statements and related notes of VOIP, INC. ("VOIP" or the
"Company"), and CAERUS, INC. ("CAERUS"). On September 1, 2005, the Company, and
Caerus announced the closing of the merger of Volo Acquisition Corp., a wholly-owned subsidiary of the Company with and into Caerus, with Caerus as the surviving corporation (the "Merger"). The Merger was completed pursuant to an
Agreement and Plan of Merger (the "Merger Agreement"), executed on May 31, 2005.

The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2005 and 2004, and the three months ended September 30,
2004, give effect to the merger of Caerus and the Company with the conversion of all Caerus capital stock into 16,434,470 shares of common stock, par value
$0.001, of the Company.

The unaudited pro forma condensed combined statements of operations assume that the Merger was consummated at the beginning of the respective report.

The unaudited pro forma condensed combined Statement of Operations have been prepared based on currently available information and assumptions that are deemed appropriate by the Company's management. The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the consolidated financial position at any future date or the combined financial results of the Company and Caerus for any future period.

                                       28

                                    VoIP, Inc
         Proforma Condensed Combined Statement of Operations (Unaudited)
                      Three Months Ended September 30, 2004

                                                    VoIP, Inc         Caerus, Inc        Adjustments        Consolidated
                                                   ------------       ------------       ------------       ------------
                                                  (As Restated)
 Revenues                                          $    929,767       $  2,950,825       $                  $  3,880,592

 Cost of sales                                          678,981          3,195,681                             3,874,662
                                                   ------------       ------------       ------------       ------------

 Gross profit                                           250,786           (244,856)                --              5,930

 Operating expenses                                   3,759,365          2,211,543            777,777          6,748,685
                                                   ------------       ------------       ------------       ------------

 Loss from operations                                (3,508,579)        (2,456,399)          (777,777)        (6,742,755)

 Provision for income taxes                                  --                 --                                    --
                                                   ------------       ------------       ------------       ------------

 Net loss                                          ($ 3,508,579)      ($ 2,456,399)      ($   777,777)      ($ 6,742,755)
                                                   ============       ============       ============       ============

Basic and diluted loss per share:                                                                           $      (0.19)
                                                                                                            ============

Weighted average number of shares outstanding                                                                 36,076,860
                                                                                                            ============

               The accompanying notes are an integral part of this
              proforma condensed combined statement of operations.

                                       29

                                    VoIP, Inc

         Proforma Condensed Combined Statement of Operations (Unaudited)
                      Nine Months Ended September 30, 2005

                                                     VoIP, Inc          Caerus, Inc          Adjustments        Consolidated
                                                    ------------        ------------        ------------        ------------
 Revenues                                           $  3,700,281        $  9,387,331        $        --         $ 13,087,612

 Cost of sales                                         2,995,413          11,740,551                 --           14,735,964
                                                    ------------        ------------        ------------        ------------

 Gross profit                                            704,868          (2,353,220)                 --          (1,648,352)

 Operating expenses                                   10,662,681           6,513,422           1,296,295          18,472,398
                                                    ------------        ------------        ------------        ------------

 Loss from operations                                 (9,957,813)         (8,866,642)         (1,296,295)        (20,120,750)

 Provision for income taxes                                   --                  --                  --                  --
                                                    ------------        ------------        ------------        ------------

 Net loss                                           ($ 9,957,813)       ($ 8,866,642)       ($ 1,296,295)       ($20,120,750)
                                                    ============        ============        ============        ============

Basic and diluted loss per share:                                                                               $      (0.45)
                                                                                                                ============

Weighted average number of shares outstanding                                                                     45,048,348
                                                                                                                ============

          The accompanying notes are an integral part of this proforma condensed combined statement of operations.

                                       30

                                    VoIP, Inc
         Proforma Condensed Combined Statement of Operations (Unaudited)
                      Nine Months Ended September 30, 2004

                                                     VoIP, Inc        Caerus, Inc        Adjustments        Consolidated
                                                   ------------       ------------       ------------       ------------
                                                   (As Restated)
 Revenues                                          $  1,015,065       $  8,320,450       $         --       $  9,335,515

 Cost of sales                                          737,904          8,544,273                 --          9,282,177
                                                   ------------       ------------       ------------       ------------

 Gross profit                                           277,161           (223,823)                --             53,338

 Operating expenses                                   4,357,346          4,957,981          1,555,554         10,870,881
                                                   ------------       ------------       ------------       ------------

 Loss from operations                                (4,080,185)        (5,181,804)        (1,555,554)       (10,817,543)

 Provision for income taxes                                  --                 --                 --                --
                                                   ------------       ------------       ------------       ------------

 Net loss                                          ($ 4,080,185)      ($ 5,181,804)      ($ 1,555,554)      ($10,817,543)
                                                   ============       ============       ============       ============

Basic and diluted loss per share:                                                                           $      (0.39)
                                                                                                            ============

Weighted average number of shares outstanding                                                                 27,424,460
                                                                                                            ============

               The accompanying notes are an integral part of this
              proforma condensed combined statement of operations.

                                       31

                           VOIP, INC. AND SUBSIDIARIES
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS

(1)   VoIP, Inc. Basis of Presentation

      Financial information for VoIP, Inc. has been derived from VoIP, Inc.
      historical financial statements.

(2)   Caerus, Inc. Basis of Presentation

      Financial information for Caerus, Inc. has been derived from Caerus, Inc's historical financial statements.

(3)   VoIP, Inc. and Caerus, Inc. Merger

      On September 1, 2005, the Company, and Caerus, Inc. announced the closing of the merger of Volo Acquisition Corp., a wholly-owned subsidiary of the
      Company with and into Caerus, Inc. with Caerus, Inc. as the surviving corporation (the "Merger"). The Merger was completed pursuant to an
      Agreement and Plan of Merger (the "Merger Agreement"), executed on May 31,
      2005 by the conversion of all Caerus, Inc. capital stock into 16,434,470 shares of common stock, par value $0.001, of the Company. See NOTE D to the Financial Statements.

(4)   Adjustments

      Adjustments represent amortization of certain intangible assets recorded in connection with the acquisition.

Item 3. CONTROLS AND PROCEDURES

Within the 90 days prior to the filing date of this report, the Company performed an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. This evaluation was done under the supervision and with the participation of the
Company's Chief Executive Officer and Chief Financial Officer. In connection with this evaluation and a review of the financial information reported for the current prior periods, the Company discovered certain errors requiring restatement of amounts previously reported for the three and nine month periods ended September 30, 2004 and for the year ended December 31, 2004. These restatements correct the compensation expense for stock options and warrants issued to employees during those periods. These items are discussed in further detail in Note B of the Consolidated Financial Statements at Item 2. These
errors arose because the Company did not possess sufficient personnel experienced with the implementation of Statement of Financial Accounting
Standards No. 123 and with U. S. generally accepted accounting principles.

In October 2005 the Company hired a new Chief Executive Officer and a new Chief
Financial Officer. Based upon the control deficiency and restatements discussed above, the Company's Chief Executive Officer and Chief Financial Officer have concluded that the Company's disclosure controls and procedures at September 30,
2005 were not effective in gathering, analyzing and disclosing information needed to satisfy the Company's disclosure obligations under the Exchange Act.
The Company expects to begin to implement measures to improve its disclosure controls beginning with the quarterly period ending December 31, 2005.

                                       32

                           Part II - OTHER INFORMATION

Item 1 - Legal Proceedings

The Company is involved from time to time in legal proceedings and litigation incidental to the conduct of its business.

See NOTE J to the Financial Statements for discussion of litigation between Volo
Communications, Inc (a wholly-owned subsidiary of Caerus, Inc.) and MCI WorldCom
Network Services, Inc. d/b/a UUNET.

Item 2 - Changes in Securities

      The following unregistered securities have been issued during the second quarter of 2005:

            In July 2005, Registrant issued 239,097 shares of common
            stock for services provided to the Company.

            In July 2005, registrant issued 166,667 shares of common
            stock in connection with the conversion of a convertible note.

            In July 2005, registrant sold 201,130 shares of common stock to 19 accredited investors for $160,906, and issued 160,500 warrants.

            In August 2005, registrant sold 1,100,000 shares of common stock to
            5 accredited investors for $880,000, and issued 462,500 warrants.

            In September 2005, registrant issued 1,275,631 shares of
            common stock in exchange for 2,200,000 warrants.

            In September 2005, registrant issued 737,898 shares of common stock to 63 accredited investors for services provided to the company.

            In September 2005, registrant sold 4,057,451 shares of
            common stock for $4,331,232, and issued 1,782,562 warrants.

            In August 2005, registrant issued 1,375,000 class C warrants and
            1,375,000 class D warrants to one accredited investor.

            All such shares were issued pursuant to exemptions provided by
            Section 4(2) of the Securities Act of 1933 and Regulation D.

            On October 17, 2005 the Company filed a Registration Statement for the resale of up to 15,377,245 shares by 185 selling shareholders.

Item 3 - Defaults on Senior Securities

      None

Item 4 - Submission of Matters to a Vote of Security Holders

      The Company has held no regularly scheduled, called or special meetings of shareholders during the reporting period.

Item 5 - Other Information

      None

                                       33

Item 6 - Exhibits

      (a)   Exhibits

      No.   Description

      31.1  Certification by CEO pursuant to Section 302 of the Sarbanes-Oxley
            Act of 2002.

      31.2  Certification by CFO pursuant to Section 302 of the Sarbanes-Oxley
            Act of 2002.

      32.1  Certification by CEO pursuant to 18 USC Section 1350 as adopted by
            Section 906 of the Sarbanes-Oxley Act of 2002.

      32.2  Certification by CFO pursuant to 18 USC Section 1350 as adopted by
            Section 906 of the Sarbanes-Oxley Act of 2002.

                                       34

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          VoIP, INC.

November 21, 2005                         /s/ B. Michael Adler
                                          ---------------------------------
                                          B. Michael Adler
                                          President and CEO

                                          /s/ David Sasnett
                                          ---------------------------------
                                          David Sasnett
                                          Chief Financial Officer

                                       35

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 10-KSB/A
                               (Amendment No. 1)
                                   (Mark One)

  |X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                   For the fiscal year ended December 31, 2004

                                       OR

    |X| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

              For the transition period ____________to____________

                        Commission file number 000-28985

                                   VOIP, INC.

                 (Name of small business issuer in its charter)

                 Texas                                           75-2785941
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

    12330 SW 53rd Street, Suite 712                                 33330
        Ft. Lauderdale, Florida                                  (Zip Code)
(Address of principal executive offices)

         Issuer's telephone number, including area code: (954) 434-2000

Securities registered pursuant to Section 12(b) of the Act:  None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001.

Check  whether the issuer (1) filed all reports  required to be filed by Section
13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the issuer was required to file such reports),  and
(2) has been subject to such filing requirements for the past 90 days.

YES  |X|  NO |_|

Check if there is no disclosure of delinquent  filers in response to Item 405 of
Regulation  S-B contained  herein,  and none will be  contained,  to the best of
registrant's   knowledge,   in  definitive   proxy  or  information   statements
incorporated  by reference  in Part III of this Form 10-KSB or any  amendment to this Form 10-KSB. [X]

The issuer's revenues for its most recent fiscal year were:  $2,619,393.

The aggregate market value of the voting common stock held by  non-affiliates of the  issuer,  based  on the  average  bid and  asked  price of such  stock,  was
$98,248,877 at December 31, 2004.

At March 18, 2005, the registrant had outstanding 26,378,132 shares of par value
$.001 common stock.

                       DOCUMENTS INCORPORATED BY REFERENCE

None.

Transitional Small Business Disclosure Format (check one):  Yes |_|   No |X|

                                       i

                                Explanatory Note

VoIP,  Inc. (the  "Company") is filing this Amendment No. 1 to its Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "2004  10-KSB"),  which was originally filed on March 30, 2005. This Amendment is being filed to restate the Company's 2004 financial statements to include approximately $1.4 million in compensation expense relating to warrants and options issued to employees during
2004. This Amendment No. 1 amends (i) Part II, Item 7 - Management's  Discussion and  Analysis  of  Financial  Condition  and Results of  Operations  and Plan of
Operation to reflect the restated  results of operations for 2004; (ii) Part II,
Item 8 - Financial  Statements to provide the restated financial  statements and notes  thereto  for 2004;  (iii) Part II Item 8A -  Controls  and  Procedures  -
Evaluation  of  Disclosure   Controls  and  Procedures  to  report  management's
assessment of the Company's  disclosure controls as of the date of the filing of this  Amendment No. 1; and (iv) the  certifications  required under Rules 13a-15 and 15d-15(e) of the Securities  Exchange Act, as amended,  (the "Exchange Act")
so that they be dated as of a current  date as  required  by Rule  12b-15 of the
Exchange Act.

This Amendment No. 1 does not reflect events  occurring  after the filing of the
2004 10-KSB,  and does not update or modify the  disclosures  therein in any way other than as required to reflect the amendments described above.

ITEM 6. MANAGEMENT'S  DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
        OF OPERATIONS AND PLAN OF OPERATION
        -----------------------------------

         The information presented in this section should be read in conjunction with the information contained in the financial statements,  including the notes thereto,  and  the  other  financial  statements  appearing  elsewhere  in  this report.

General
-------

         The  following  discussion  should  be read  in  conjunction  with  the
Consolidated  Financial Statements and the notes thereto and the other financial information appearing elsewhere in this Prospectus. Certain statements contained in this Prospectus and other written material and oral statements made from time to time by us do not relate  strictly to historical or current  facts.  As such,
they  are  considered   "forward-looking   statements"   that  provide   current
expectations  or forecasts  of future  events.  Such  statements  are  typically
characterized  by  terminology  such  as  "believe,"   "anticipate,"   "should,"
"intend,"  "plan,"  "will,"  "expect,"  "estimate,"  "project,"  "strategy"  and similar  expressions.  Our  forward-looking  statements  generally relate to the prospects  for  future  sales of our  products,  the  success  of our  marketing activities,  and the success of our  strategic  corporate  relationships.  These statements are based upon  assumptions and assessments made by our management in light  of its  experience  and its  perception  of  historical  trends,  current conditions,  expected  future  developments  and other  factors  our  management believes to be appropriate.  These  forward-looking  statements are subject to a number of risks and  uncertainties,  including  the  following:  our  ability to achieve  profitable  operations and to maintain  sufficient  cash to operate its business and meet its liquidity  requirements;  our ability to obtain financing, if required,  on terms  acceptable to it, if at all; the success of our research and  development  activities;  competitive  developments  affecting  our current products;  our ability to successfully  attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings;
our  ability  to  protect  our  intellectual  property;  governmental  laws  and
regulations  affecting   operations;   our  ability  to  identify  and  complete
diversification  opportunities;  and the impact of  acquisitions,  divestitures, restructurings,  product withdrawals and other unusual items. A further list and description  of  these  risks,  uncertainties  and  other  matters  can be found elsewhere in this Prospectus. Except as required by applicable law, we undertake no obligation to update any forward-looking  statements,  whether as a result of new information, future events or otherwise.

Restatement of 2004 Financial Statements
----------------------------------------

         We account for options and warrants  issued to employees in  accordance with  Statement of  Financial  Accounting  Standards  No. 123,  "Accounting  for
Stock-Based  Compensation."  During the preparation of the financial  statements for the quarterly  period ended September 30, 2005 we discovered that we did not recognize  in our 2004  financial  statements  the full  amount of  compensation expense that should have been recognized on warrants issued to employees in 2004 or the compensation  expense for the 4,000,000 stock options issued to employees in 2004.  The  compensation  expense that was not  recognized  relating to these options and warrants was $ 1,384,763.  We therefore  decided it  appropriate  to restate our 2004 financial statements to include this compensation  expense. The following  table sets forth the impact of the  restatements  on certain  amounts previously reported in our 2004 financial statements.

Consolidated Balance Sheet                                                    As Previously    As Restated
                                                                                Reported
                                                                               ------------    ------------
       Additional paid-in capital                                              $ 12,722,565    $ 14,107,328
       Accumulated deficit                                                     $ (4,639,386)   $ (6,024,149)

Consolidated Statement of Operations for the nine months ended September 30,
     2004:

       Compensation and benefits                                               $  2,721,296    $  4,106,059
       Total operating expense                                                 $  4,909,174    $  6,293,937
       Loss from operations                                                    $ (4,160,050)   $ (5,544,813)
       Net loss                                                                $ (4,014,739)   $ (5,399,502)
       Loss per share                                                          $      (0.27)   $      (0.37)

Comparision of 2004 to 2003

    Balance Sheet Data:             December 31, 2004
                                    -----------------

       Total assets                    $10,215,552
       Long-term liabilities, net      $         0
       Total liabilities               $ 2,108,114
       Shareholders' equity            $ 8,107,438

                                                  Year Ended
                                                 December 31,
                                         --------------------------
      Statements of Operations Data:         2004           2003
                                         -----------    -----------

         Revenue                         $ 2,619,393    $        --
         Operating (loss)                $(5,544,813)   $  (352,968)
         Net loss                        $(5,399,502)   $  (352,968)
         Net loss per share              $     (0.37)   $     (0.20)

                                       1

         Net revenue totaled $3,028,006 ($2,619,393 from continuing operations), for the year ended  December  31,  2004 as compared to $8,678 for the year ended
December 31, 2003.  The  $3,019,328  increase in total net revenue was primarily attributable  entry into the new "VoIP" (Voice over IP) business segment and the acquisition of Voipamericas, Inc. and DTNet Technologies, Inc. in 2004.

         Revenue  from  the  sale of tea in the  segment  business  that we have discontinued  was $ 408,613,  or 13.5%,  of total net revenue for the year ended
December 31, 2004,  versus  $8,678,  or 100%, of total net revenue for the prior year.

         As  mentioned  in  Note  A to the  financial  statements,  the  Company acquired DTNet in June 2004 and  Voipamericas in September 2004.  DTNet provides customer premises equipment to cable and DSL Internet providers throughout North
America.  DTNet  sales were  approximately  $4.7  million in 2003.  Voipamericas revenues  for the  first  nine  months of 2004  were  $1.4  million.  Management believes that the  acquisitions  of DTNet and  Voipamericas  will provide proven distribution channels and leadership in sales throughout the Americas. DTNet and
Voipamericas  complement  the Company's  strategy to deliver Voice over Internet
Protocol over a wireless local loop and deliver  service  provider  solutions to cable operators.

         Net losses for the  respective  years ended  December 31, 2004 and 2003
were  $5,399,502  and  $352,968.   Net  loss  per  share  was  $0.37  and  $0.20
respectively for each period.

         Operating  expenses  consist of salaries and related  personnel  costs, outside legal and professional fees, directors and officers insurance,  bad debt expenses and general  corporate  overhead  costs.  Operating  expenses were $6.3 million for the year ended December 31, 2004.  Operating  expenses for 2003 have been reclassified and included in the loss from discontinued operations for 2003 of $352,968.  Compensation and related  expenses for 2004 include  approximately
$2.2  million  in  compensation  costs  for  warrants  issued to  employees  and approximately  $1.1 million in  compensation  costs for stock options  issued to employees  and  also  reflect  increases  in  headcount  and  related  personnel expenses. The general and administrative expenses for 2004 reflect the Company's new line of business, VoIP telephony services.

         The  comparison of operations for the years ended December 31, 2004 and
2003 is not indicative of the Company's current business model. Whereas,  during
2003 the Company was in the  business  of  importing  and selling a line of fine teas. The Company has, since  discontinued the tea business,  to focus solely on
VoIP and emerging technologies.

                                       2

         (b)      Liquidity and Capital Resources

         As of December 31, 2004, we had cash and cash equivalents approximating
$1,141,000. We currently have two borrowing arrangements,  one for $200,000 with a local bank and one for  $560,000  with a note payable to a  shareholder.  Cash used in operating  activities  of $2.9 million in fiscal year 2004 was primarily attributable to the net loss of $5.5 million,  which included non cash items for warrants and options issued to Company employees amounting to approxumately $3.3 million  recorded as compensation in the  Consolidated  Statement of Operations.
Cash provided by financing activities in fiscal 2004 consisted primarily of $3.6 million of proceeds  resulting  from the sale of common  stock to  investors  in private placement  transactions  during the whole year and, as  above-mentioned, proceeds from issuance of note payable of $560,000.

         Liquidity for the period from inception  through  December 31, 2004 has been mainly  provided by sales of common stocks through  private  placements and borrowing from affiliates.  Management has taken actions directly related to the generation of product  sales during  calendar  2004 and  anticipates  that these efforts  will be  sufficient  to provide  reasonable  resources  to sustain  its operations during 2005.

         The Company  anticipates that all working capital  requirements for the current annual period will be satisfied from the operation of the newly acquired business and the sales of additional common shares through private placements.

         (c)      Payments Due by Period

         The following table illustrates our outstanding debts and the terms of that debt as of December 31, 2004:

                                              Less than 1
  Contractual Obligations          Total          Year
---------------------------------------------------------
Long-Term Debt                  $      0.00   $      0.00

Notes Payable to shareholders       560,000   $   560,000
Operating Leases                     35,572   $    35,572
Purchase Obligations                   0.00   $      0.00
                                -------------------------
Total                           $   595,572   $   595,572
                                =========================

         (d)      Market Risk

         We own  market  investment  securities  issued  by  various  securities issuers.  The issuers of these  products  retain all  interest  rate and default risk.

Available Information

         We   maintain  a   corporate   Internet   website   with  the   address
www.voipincorporated.com.  The contents of this website are not  incorporated in or  otherwise  to be regarded as part of this  report.  We file reports with the
Securities and Exchange  Commission,  or SEC, which are available on our website free of charge.  These reports include annual reports on Form 10-KSB,  quarterly reports  on Form  10-QSB,  current  reports on Form 8-K and  amendments  to such reports,  each of  which  is  provided  on our  website  as  soon as  reasonably practicable after we electronically  file such materials with or furnish them to the SEC.  You can also read and copy any  materials  we file with the SEC at the
SEC's  Public  Reference  Room at 100 F Street,  NE,  Washington,  DC 20549.  In
addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information  statements,  and other information  regarding issuers that file electronically with the SEC, including us.

                                       3

ITEM 7.  FINANCIAL STATEMENTS
         --------------------

         The  financial  statements  required  by this  item  begin  at Page F-1 hereof.

ITEM 8A.  CONTROLS AND PROCEDURES
          -----------------------

Evaluation of Disclosure Controls and Procedures

         In connection  with the filing of our 2004 10-KSB on March 31, 2005 the
Company's management,  with the participation of our chief executive officer and chief  financial  officer  at that  time,  evaluated  the  effectiveness  of our
Disclosure Controls and Procedures as of December 31, 2004.

         We hired a new chief executive  officer and new chief financial officer in October 2005. The Company's  management,  with the  participation  of our new
chief  executive  officer  and  new  chief  financial  officer,   evaluated  the
effectiveness  of our controls and  procedures in connection  with the filing of our quarterly report on Form 10-QSB for the quarterly period ended September 30,
2005.  In  connection  with  this  evaluation  and a  review  of  the  financial information  reported  for  current  and  prior  periods,  we noted  the  errors resulting in the amended  information  and restated  2004  financial  statements reported in this  Amendment No. 1 to our 2004 10-KSB.  We have  concluded  these errors occurred because we did not possess sufficient personnel experienced with the  implementation  of  Statement  of Financial  Accounting  Standards  No. 123
"Accounting  for  Stock-Based  Compensation"  and with U. S. generally  accepted accounting  principles.  Based  upon  the  control  deficiency  and  restatement discussed above, our present chief executive officer and chief financial officer have concluded that our disclosure controls and procedures at September 30, 2005 were not effective in gathering,  analyzing and disclosing information needed to satisfy our Company's  disclosure  obligations under the Exchange Act. We expect to begin to implement measures to improve our disclosure controls beginning with the quarterly period ending December 31, 2005.

                                       4

                                    PART III

ITEM 13. EXHIBITS
         ---------

(a)      The following documents are filed as part of this Annual Report on Form
         10-KSB/A:

         1.       Financial  Statements:  The financial statements filed as part
                  of  this  report  are  listed  in  the  "Index  to   Financial
                  Statements" on Page F-1 hereof.

         2.       Exhibits required to be filed by Item 601 of Regulation 10-KSB

Other Material Contracts

23.1     Consent of Tschopp, Whitcomb & Orr, P.A.

31.1     Certification  of Chief  Executive  Officer  under  Section  302 of the
         Sarbanes-Oxley Act of 2002

31.2     Certification  of the Chief Financial  Officer under Section 302 of the
         Sarbanes-Oxley Act of 2002

32.1     Certification  of Chief Executive  Officer under 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2     Certification  of Chief Financial  Officer under 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                       5

                                    VoIP INC.

Financial Statements of VoIP, Inc.

                                                                           Page

Reports of Independent Registered Public Accounting Firms                  F-2,3

Financial Statements:

         Consolidated Balance Sheets - December 31, 2004 and 2003          F-4

         Consolidated  Statements  of Operations - Years Ended             F-5
         December 31, 2004 and 2003

         Consolidated Statements of Cash Flows - Years Ended
         December 31, 2004 and 2003                                        F-6

         Consolidated Statements of Shareholders' Equity
         Years Ended December 31, 2004 and 2003                            F-7

         Notes To Consolidated Financial Statements                        F-8

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

Board of Directors
VoIP, Inc. and Subsidiaries
Fort Lauderdale, Florida

We have audited the  accompanying  consolidated  balance sheet of VoIP, Inc. and
Subsidiaries   ("the  Company")  as  of  December  31,  2004,  and  the  related consolidated statements of operations,  shareholders' equity, and cash flows for the year ended December 31, 2004. These  consolidated  financial  statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted  our audit in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not  required  to  have,  nor were we  engaged  to  perform,  an audit of its internal control over financial reporting.  Our audit included  consideration of internal  control  over  financial  reporting  as a basis  for  designing  audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal  control over financial  reporting.  Accordingly,  we do not express such an opinion.  An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial statements.  An audit also includes,  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects,  the consolidated  financial position of VoIP,
Inc.  and  its  subsidiaries,  as of  December  31,  2004,  and the  results  of operations and cash flows for the year then ended in conformity  with accounting principles generally accepted in the United States of America.

As  discussed  in  Note  B  to  the  consolidated   financial  statements,   the
accompanying  consolidated  balance sheet and related  statements of operations, shareholders' equity and cash flows have been restated to reflect the accounting for certain stock warrants and options awarded to employees during 2004.

/s/ Berkovits, Lago & Company, LLP

Fort Lauderdale, Florida
March 16, 2005 except for Note B as to which the date is November 23, 2005

                                      F-2

                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                               Maitland, FL 32751

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors and Stockholder
Millennia Tea Masters, Inc.

We have audited the accompanying balance sheet of Millennia Tea Masters, Inc. as of December  31,  2003 and the  related  statements  of  operations,  changes in stockholders'  equity,  and cash flows for the year then ended.  These financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the financial  statements referred to above, present fairly, in all material respects,  the financial position of Millennia Tea Masters, Inc. as of December 31, 2003,  and the results of its  operations and its cash flows for the year then ended in conformity with accounting  principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company will continue as a going concern.  The Company has  experienced  limited sales and  incurred  cumulative  operating  losses since its  inception  through
December 31, 2003.  The Company has been  dependent  upon the proceeds  from the sales of common  stock and  advances  from  related  parties to provide  working capital.  This situation raises a substantial  doubt about the Company's ability to continue as a going  concern.  The  financial  statements  do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Tschopp, Whitcomb & Orr, P.A.

January 30, 2004
Maitland, Florida

                                      F-3

                                    VoIP Inc.
                           Consolidated Balance Sheets
                           December 31, 2004 and 2003

                                                          Dec. 31, 2004    Dec. 31, 2003
                                                          -------------    -------------
                                                          (As Restated)
      ASSETS

Current Assets:
      Cash and cash equivalents                           $   1,141,205    $        --
      Accounts receivable, net of allowance of $136,795         818,071             --
      Due from related parties                                  245,402             --
      Inventory                                                 187,451             --
      Assets from discontinued operations                       412,419          259,459
      Other current assets                                       43,702             --
                                                          -------------    -------------
Total Current Assets                                          2,848,250          259,459
                                                          -------------    -------------

Property and equipment, net                                     419,868             --
Intangibles                                                   6,923,854             --
Other assets                                                     23,580             --
                                                          -------------    -------------

TOTAL ASSETS                                              $  10,215,552    $     259,459
                                                          =============    =============

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Accounts payable and accrued expenses               $   1,224,974    $        --
      Bank loans and note payable                               760,000             --
      Liabilities from discontinued operations                     --            151,167
      Other current liabilities                                 123,140             --
                                                          -------------    -------------
Total Liabilities                                             2,108,114          151,167
                                                          -------------    -------------

Shareholders' equity:
Common stock - $0.001 par value
      100,000,000 shares authorized
      24,258,982 and 1,730,939 issued
      and outstanding respectively                               24,259            1,731
Additional paid-in capital                                   14,107,328          731,208
Accumulated deficit                                          (6,024,149)        (624,647)
                                                          -------------    -------------
Total shareholders' equity                                    8,107,438          108,292
                                                          -------------    -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $  10,215,552    $     259,459
                                                          =============    =============

 The accompanying notes are an integral part of these financial statements.

                                      F-4

                                    VoIP Inc.
                      Consolidated Statements of Operations
                 For the Years Ended December 31, 2004 and 2003

                                                                   Year ended           Year ended
                                                                December 31, 2004    December 31, 2003
                                                                -----------------    -----------------
                                                                  (As Restated)
Revenues                                                        $       2,619,393    $            --

Cost of Sales                                                           1,870,269                 --
                                                                -----------------    -----------------

Gross Profit                                                              749,124                 --

Operating expenses
      Compensation and related expenses                                 4,106,059                 --
      General and administrative expenses                               2,187,878                 --
                                                                -----------------    -----------------

Loss from continuing operations before income
      taxes and discontinued operations                                (5,544,813)                --

Provision for income taxes                                                   --                   --
                                                                -----------------    -----------------

Net loss before discontinued operations                                (5,544,813)                --

Income (Loss) from discontinued operations,
      net of income taxes                                                 145,311             (352,968)
                                                                -----------------    -----------------

Net Loss                                                        $      (5,399,502)   $        (352,968)
                                                                =================    =================

Basic and diluted loss per share:

Loss before discontinued operations                             $           (0.38)   $            --

Income (loss) from discontinued operations,
      net of income taxes                                       $            0.01    $           (0.20)
                                                                -----------------    -----------------

Total                                                           $           (0.37)   $           (0.20)
                                                                =================    =================

Weighted average number of shares outstanding                          14,597,312            1,730,939
                                                                =================    =================

 The accompanying notes are an integral part of these financial statements.

                                      F-5

                                    VoIP Inc.
                      Consolidated Statements of Cash Flows
                     Years ended December 31, 2004 and 2003

                                                               Year ended      Year ended
                                                              December 31,    December 31,
                                                                  2004            2003
                                                              ------------    ------------
                                                             (As Restated)
Cash flows from operating activities:
Continuing operations:
Net loss                                                      $ (5,544,813)   $       --
Adjustments to reconcile net loss to net
    cash used in operating activities                                 --              --
    Depreciation                                                    82,832            --
    Provision for bad debt                                         136,795            --
    Common shares issued for services                              494,166            --
    Warrants issued to employees and stock option
     compensation                                                3,320,763            --
    Shares issued for intellectual property                        105,000            --
Changes in operating assets and liabilities
net of assets and liabilities acquired:
    Accounts receivable                                           (555,007)           --
    Due from related parties                                      (245,402)           --
    Inventory                                                      144,913            --
    Other current assets                                             8,531            --
    Accounts payable                                              (296,305)           --
    Other current liabilities                                     (315,587)           --
                                                              ------------    ------------
Net cash used in continuing operating activities                (2,664,114)           --
                                                              ------------    ------------

Discontinued operations:
    Income (loss) from discontinued operations                     145,311        (352,968)
    Changes in assets, liabilities, and net results               (408,000)        274,262
                                                              ------------    ------------
    Net cash used in discontinued operating activities            (262,689)        (78,706)

                                                              ------------    ------------
    Net used in operating activities                            (2,926,803)        (78,706)
                                                              ------------    ------------

Cash flows from investing activities -  continuing operations:
    Cash from acquisitions                                         104,872            --
    Purchase of property and equipment                            (157,881)           --
    Cash for intellectual property                                 (50,000)           --
    Purchase of other assets                                       (21,100)           --
                                                              ------------    ------------
Net cash used in continuing investing activities                  (124,109)           --
                                                              ------------    ------------
Discontinued operations:
    Cash from affiliates                                              --            82,196
                                                              ------------    ------------
Net cash provided by discontinued investing activities                --            82,196
                                                              ------------    ------------
Net cash provided by (used in) investing activities               (124,109)         82,196
                                                              ------------    ------------

Cash flows from financing activities:
    Proceeds from issuance of notes payable                        560,000            --
    Proceeds from sales of common stock                          3,628,618            --
                                                              ------------    ------------
Net cash provided by investing activities                        4,188,618            --

Net increase in cash                                             1,137,706           3,490

Cash at beginning of year                                            3,499               9
                                                              ------------    ------------

Cash at end of year                                           $  1,141,205    $      3,499
                                                              ============    ============

Non-cash investing and financing activities:
    Common stock issued for services                          $    494,166    $       --
                                                              ============    ============
    Warrants issued to employees                              $  3,320,763    $       --
                                                              ============    ============
    Shares issued for intellectual property                   $    105,000    $       --
                                                              ============    ============

 The accompanying notes are an integral part of these financial statements.

                                      F-6

                                   VoIP, Inc.
           Consolidated Statements of Changes in Shareholders' Equity
                     Years Ended December 31, 2004 and 2003
                             (As Restated for 2004)

                                                                                      Additional
                                                      Common Stock   Common Stock      Paid-in     Accumulated
                                                         Shares         Amount         Capital       Deficit           Total
                                                      ------------   ------------   ------------   ------------    ------------
Balance as of December 31, 2002                          1,730,939   $      1,731   $    731,208   $   (271,679)   $    461,260

Loss for the for the year                                     --             --             --         (352,968)       (352,968)
                                                      ------------   ------------   ------------   ------------    ------------
Balance as of December 31, 2003                          1,730,939          1,731        731,208       (624,647)        108,292
                                                      ------------   ------------   ------------   ------------    ------------

Common stock issued                                     12,500,000         12,500           --             --            12,500

Common Stock issued for services received                  568,235            568        342,432           --           343,000

Common stock issued to investors for cash received       5,520,566          5,521      3,610,598           --         3,616,119

Common stock issued for services                           339,242            339        150,827           --           151,166

Common Stock issued for acquisition of DTNet Tech        2,500,000          2,500      4,747,500           --         4,750,000

Common Stock issued for acquisition of VoipAmericas      1,000,000          1,000      1,099,000           --         1,100,000

Warrants issued to two company officers and stock
  option compensation                                           --             --      3,320,763           --         3,320,763

Stock issued for intellectual property                     100,000            100        105,000           --           105,100

Loss for the year                                               --             --            --     (5,399,502)      (5,399,502)
                                                      ------------   ------------   ------------   ------------    ------------

 Balance December 31, 2004                              24,258,982   $     24,259   $ 14,107,328   $ (6,024,149)   $  8,107,438
                                                      ============   ============   ============   ============    ============

   The accompanying notes are an integral part of these financial statements.

                                       F-7

Note A - Organization and Description of Business

The  Company  was  incorporated  on August 3, 1998  under its  original  name of
Millennia Tea Masters, Inc. under the laws of the State of Texas.

The Company began  operations in October 1998 with its initial order of imported teas from Sri Lanka.

On February 27, 2004 the Company  entered into a stock  purchase  agreement that provided for the sale of  12,500,000  shares of its common stock in exchange for
$12,500  and a  commitment  by the  purchaser  to  contribute  the assets of two start-up companies in the telecommunications  business,  eGlobalphone,  Inc. and
VOIP Solutions, Inc. into the Company.

On April  13,  2004 the  Company  changed  its name to VoIP,  Inc.  and began to develop and  manufacture  innovative IP telephony  customer  premise  equipment, provide premium voice over the internet  subscriber based telephony services and state of the art long range  WiFi  technology  solutions,  for  residential  and enterprise customers, including multimedia applications.

During  December  2004 the  Company  decided to exit the tea import  business in order to focus its efforts and resources in the "Voice over  Internet  Protocol"
(VoIP) telecommunications industry. In connection with the decision, the Company sold  its  imported  tea  inventory  and  began  to wind  down  its  tea  import operations. The assets,  liabilities,  and results of operations of the imported tea business has been classified as discontinued  operations on the accompanying consolidated financial statements.

The  Company  offers  quality  Voice  over IP (VoIP)  based  solutions  offering residential  and business  customers more user friendly and  affordable  ways to communicate.  VoIP,  Inc. also  manufactures  products and provides  services to
Internet  Service  Providers,  Telecommunication  Service  Providers  and  Cable
Operators in  strategic  countries  around the world.  VoIP,  Inc.,  through its
subsidiaries,   provides  a  comprehensive   portfolio  of  IP  multimedia-based
solutions   ranging  from  subscriber   based  voice  services,   to  SIP  based
infrastructure  design and deployment,  to broadband  customer premise equipment design and implementation services, as well as engineering design, manufacturing and distribution of wireless broadband technology.

The Company's operations consist of one segment.

NOTE B - RESTATEMENT OF FINANCIAL STATEMENTS

The Company  accounts for options and warrants issued to employees in accordance with  Statement of  Financial  Accounting  Standards  No. 123,  "Accounting  for
Stock-Based  Compensation."  During the preparation of the financial  statements for the quarterly period ended September 30, 2005 the Company discovered that it did  not  recognize  in  its  2004  financial  statements  the  full  amount  of compensation  expense  that should have been  recognized  on warrants  issued to employees  in  2004  or the  compensation  expense  for the  vested  portion  of approximately  4,000,000 stock options issued to employees during the year ended
December 31, 2004. The compensation  expense that was not recognized relating to these  options and warrants was  $1,384,763  (see Notes I, L and O). The Company
therefore,  decided  that it would  be  appropriate  to  restate  its  financial statements for the year ended December 31, 2004. The following  table sets forth the impact of the  restatement  on certain  amounts  previously  reported in the consolidated 2004 financial statements.

Consolidated Balance Sheet at December 31, 2004:                              As Previously    As Restated
                                                                                Reported
                                                                               ------------    ------------
       Additional paid-in capital                                              $ 12,722,565    $ 14,107,328
       Accumulated deficit                                                     $ (4,639,386)   $ (6,024,149)

Consolidated Statement of Operations for the year ended December 31, 2004:

       Compensation and related expense                                        $  2,721,296    $  4,106,059
       Total operating expense                                                 $  4,909,174    $  6,293,937
       Loss from operations                                                    $ (4,160,050)   $ (5,544,813)
       Net loss                                                                $ (4,014,739)   $ (5,399,502)
       Loss per share                                                          $      (0.27)   $      (0.37)

Note C - Summary of Significant Accounting Policies

Principles of Consolidation
---------------------------

The consolidated  financial  statements  include the accounts of the Company and its wholly owned subsidiaries,  eGlobalphone, Inc. ("eGlobal") , VoIP Solutions,
Inc.,  VCG  Technologies   d/b/a  DTNet   Technologies   ("DTNet"),   Inc.,  and
VoxConsulting  d/b/a/VoIP Americas, Inc. ("VoIP Americas") from their respective dates of acquisition.  All significant  inter-company  balances and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities;  disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of  revenues  and  expenses.  Actual  results  could  differ  from those estimates.

Cash and cash equivalents
-------------------------

For purposes of reporting cash flows, the Company considers all cash on hand, in banks,  including amounts in book overdraft  positions,  certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the  date of  purchase  to be  cash  and  cash  equivalents.  Cash  overdraft positions  may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

                                      F-8

Accounts Receivable
-------------------

Accounts  receivable are stated at the amount management expects to collect from outstanding  balances.  Management provides for probable  uncollectible  amounts using the reserve  method based on its  assessment of the current  status of the individual  receivables and after using  reasonable  collection  efforts.  As of
December  31,  2004 the  balance of the  allowance  for  uncollectible  accounts amounted to $136,795. There was no allowance as of December 31, 2003.

Inventory
---------

Inventory  consists  of  finished  goods  and is  valued at the lower of cost or market using the first-in, first-out method.

Advertising expenses
--------------------

Advertising and marketing expenses are charged to operations as incurred.

Income Taxes
------------

Income taxes - The Company and its subsidiaries  file  consolidated  federal and state  income tax  returns.  The  Company  has adopted  Statement  of  Financial
Accounting  Standards  No.  109  in  the  accompanying   consolidated  financial
statements.  The only temporary differences included therein are attributable to differing methods of reflecting  depreciation for financial statement and income tax purposes.

Earnings (loss) per share
-------------------------

Basic  earnings  (loss) per share is computed by dividing the net income  (loss)
for  the  year  by  the  weighted-average  number  of  shares  of  common  stock outstanding.  The calculation of fully diluted earnings (loss) per share assumes the  dilutive  effect of the  exercise of  outstanding  options and  warrants at either the beginning of the respective period presented or the date of issuance, whichever is later.  Common stock  equivalents  represent the dilutive effect of the assumed  exercise of the outstanding  stock options and warrants,  using the treasury stock method.

Fair Value of Financial Instruments
-----------------------------------

The carrying amount of cash,  accounts  receivable,  accounts  payable and notes payable, as applicable,  approximates fair value due to the short term nature of these items  and/or the current  interest  rates  payable in relation to current market conditions.

Revenue Recognition
-------------------

Revenue  from  product  sales  is  recognized  when  persuasive  evidence  of an arrangement exists,  delivery to customer has occurred, the sales price is fixed and determinable, and collectibility of the related receivable is probable.

The  recognition of revenues from Internet  telephony  services are deferred for new  subscribers  of  eGlobalphone  and  Voipsolutions  until it deems  that the customer has accepted the service.  Subsequent  revenues are  recognized  at the beginning of each customer's month.

Property, plant, and equipment
------------------------------

Property, plant, and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight line method.
The  useful  life of assets  ranges  from  three to five  years.  The  leasehold improvements are amortized over the life of the related lease.

Business combinations
---------------------

The Company  accounts for business  combinations in accordance with Statement of
Financial  Accounting  Standard No. 141 Business  Combinations ("SFAS No. 141").
SFAS No. 141 requires  that the purchase  method of  accounting  be used for all business combinations. SFAS No. 141 requires that goodwill and intangible assets

                                      F-9

with indefinite  useful lives no longer be amortized,  but instead be tested for impairment at least annually by comparing  carrying value to the respective fair value in accordance  with the  provisions  of Statement of Financial  Accounting
Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). This
pronouncement  also requires that the intangible  assets with  estimated  useful lives be amortized over their respective estimated useful lives.

Impairment of long-lived assets
-------------------------------

VoIP, Inc. reviews the recoverability of its long-lived  assets,  such as plant, equipment and  intangibles  when events or changes in  circumstances  occur that indicate that the carrying value of the asset group may not be recoverable.  The assessment of possible  impairment is based on the Company's  ability to recover the carrying value of the asset or asset group from the expected  future pre-tax
cash  flows   (undiscounted   and  without  interest  charges)  of  the  related
operations.  If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying  value.  The  measurement  of  impairment  requires  management  to estimate future cash flows and the fair value of long-lived assets.

Recent accounting pronouncements
--------------------------------

In November 2004, FASB issued Statement No. 151, "Inventory Costs - an amendment of ARB No. 43,  Chapter 4." Statement No. 151 requires that abnormal  amounts of costs,  including idle facility expense,  freight,  handling costs and spoilage, should be recognized as current period charges. The provisions of this Statement are effective for inventory  costs incurred  during fiscal years beginning after
June 15, 2005.  The Company  does not expect the  adoption of this  Statement to have a material impact on its financial statements.

In December  2004,  FASB issued  Statement No. 153,  "Exchanges  of  Nonmonetary
Assets - an amendment of Accounting  Principles  Board ("APB")  Opinion No. 29."
Statement  No. 153 amends APB  Opinion No. 29 to  eliminate  the  exception  for nonmonetary  exchanges  of  similar  productive  assets and  replaces  it with a general  exception  for  exchanges  of  nonmonetary  assets  that do not  have a commercial  substance.  A nonmonetary  exchange has commercial  substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of this Statement are effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this Statement to have a material  impact on its financial statements.

In December  2004,  FASB  issued  Statement  No.  123R,  "Share-Based  Payment."
Statement No. 123R revises Statement No. 123,  supersedes APB Opinion No. 25 and amends  Statement  No. 95.  Statement  No.  123R  requires  the cost of employee services  received in exchange for an award of equity  instruments be recognized over the period  during  which an employee  is  required  to provide  service in exchange for the award.  The  provisions  of this  Statement  are  effective for public  entities that do not file as small business  issuers as of the beginning of the first  interim  period or  annual  reporting  period  that  begins  after
December 15, 2005. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

Stock Based Compensation
------------------------

         The Company  applies the fair value  method of  Statement  of Financial
Accounting  Standards No. 123,  "Accounting for Stock Based Compensation" ("SFAS
No.  123") in  accounting  for its stock  options.  This  standard  states  that compensation  cost is measured at the grant date based on the value of the award and is recognized over the service period,  which is usually the vesting period.
The fair value for each  option  granted is  estimated  on the date of the grant using the  Black-Scholes  option  pricing  model.  The fair  value of all vested options granted has been charged to salaries,  wages, and benefits in accordance with SFAS No. 123.

                                      F-10

Note D - Property and Equipment, net

As of December 31, 2004 property and equipment consists of the following:

Office Equipment                   $ 519,810
Furniture & Fixtures                  56,748
Vehicles                               4,769
Leasehold Improvements                 4,562
                                   ---------
Total                                585,889
Less accumulated depreciation       (166,021)
                                   ---------

Total                              $ 419,868
                                   =========

Depreciation  expense for 2004  amounted to $82,832.  There was no  depreciation expense for 2003.

Note E - Intangibles

As of December 31, 2004 intangibles consist of the following:

Goodwill-acquisition of DTNet Technologies, Inc.   $5,210,553
Goodwill-acquisition of Voipamericas, Inc.          1,408,301
Intellectual property                                 305,000
                                                   ----------

Total                                              $6,923,854
                                                   ==========

The goodwill on the acquisition of DTNet Technologies, Inc. ("DTNet") represents the fair market  value of DTNet  liabilities  as of the date of the  acquisition plus $4,750,000 which represents the market value of 2,500,000 shares of Company stock issued pursuant to this acquisition.

The goodwill on the acquisition of VoIPAmericas, Inc. (VoIP Americas) represents the  fair  market  value  of  VoIPAmericas  liabilities  as of the  date  of the acquisition  plus  $1,100,000  which  represents  the market  value of 1,000,000 shares of the Company's stock issued pursuant to this acquisition.

Intellectual  property is carried at cost which is  comprised of $50,000 paid in cash in 2004,  $150,000 due in the first quarter of 2005, and the value assigned to 100,000  Company common shares and 400,000  warrants  issued pursuant to this transaction. The valuation of the shares was $1.05 while the value was $105,000.
The  value  of  the  warrants  was  determined  using  the  Black-Scholes  model calculated  as of October 14, 2004.  As these  warrants  were not "in the money"
these  warrants  have  been  assigned  a value  of  zero.  This  model  uses the annualized deviation  calculation and utilizes industry averages as a comparison for adequate statistical results in the valuation.  This is a standard financial model that considers the statistical  annual volatility of the market changes in a stock price. (See Note H)

Intellectual property consists of the following:

a)   all   rights  of  the   Company   of  Record  in  the   telephone   numbers
     1(800)TALKTIME, 1(888)TALKTIME, and 1(877)TALKTIME.COM

b)   all rights to the URL's (domain names)  800TALKTIME.COM,  1800TALKTIME.COM, and 1-800-TALKTIME.COM

c)   all rights to U.S.  Trademark  Registration No.  2,209,316  directed to the mark 1-800-TALKTIME and the goodwill associated therewith.

                                      F-11

Note F - Accounts Payables and Accrued Expenses

As of December 31, 2004 accounts  payables and accrued  expenses  consist of the following:

Account Payables Trade             $  988,815
Accrued Expenses                      233,711
Other                                   2,448
                                   ----------

Total                              $1,224,974
                                   ==========

Note G - Bank Loans and Note Payable

As of December 31, 2004 bank loans and note payable consists of the following:

a) Bank Loan:

   Revolving Line of Credit        $  187,000
   Promissory Note                     13,000
                                   ----------
                                      200,000

b) Note Payable                       560,000
                                   ----------

      Total                        $  760,000
                                   ==========

     a)   The  revolving  line of credit with the Bank of Tampa is interest only payable at prime plus 1.0% monthly.  The promissory note is payable in monthly  installments of approximately  $6,200 including interest at a rate of 7.5%. The loans are  collateralized by receivables,  inventory and equipment. Both balances were fully paid in January 2005.

     b)   In December 2004 the Company issued a note payable to a shareholder in the amount of $560,000  at an  interest  rate of 3.75% with a maturity date of December  2005. As mentioned in Note K on January 6, 2005, the
          Company  issued  another note payable  amounting to  $1,040,000 to the same  shareholder  under the same terms and conditions as the previous one.

Note H - Acquisitions

On May 25,  2004 (but  effective  for all  purposes as of April 15,  2004),  the
Company completed the acquisition of two Florida-based entities,  (eGlobalphone,
Inc. and VoIP Solutions, Inc.). Contribution of these start-up companies was the basis for the original decision to issue a controlling block of shares of common stock to Mr.  Ivester.  eGlobalphone,  Inc.  and VoIP  Solutions  Inc.  are both
Florida corporations.

In  June  2004,  the  Company  acquired  DTNet  Technologies,   Inc.  a  Florida
Corporation.  The  acquisition  was  financed  through the issuance of 2,500,000 shares of the Company's  common stock with a value of $4,750,000 in exchange for all issued and outstanding shares of DTNet common stock.

In September  2004,  the Company  closed the  acquisition  of VoIP  Americas,  a
Florida  corporation.  The  acquisition  was  financed  through the  issuance of
1,000,000  shares of the  Company's  restricted  common  stock with the value of
$1,100,000 in exchange for all issues and outstanding shares of VoIP Americas.

Note I - Warrants

On August 4th, 2004, the Company issued 4,400,000  warrants to two executives to acquire 2,200,000 Company common shares at $1.00 each. The compensation  expense of $2,217,600, is in the accompanying Consolidated Statement of Operations.

                                      F-12

A summary of the Company's warrants as of December 31, 2004 is presented below:

                                                               2004
                                                  ------------------------------

                                                                     Weighted
                                                                      average
                                                     Warrants     exercise price
                                                  -------------   --------------

Warrants outstanding at beginning of year                  --
Granted to two Company officers                       4,400,000   $         1.00
Granted to third parties                              2,400,000   $         2.58
Expired                                                    --
Exercised                                                  --
                                                  -------------   --------------

Warrants outstanding at end of year                   6,800,000   $         1.59
                                                  =============   ==============

Note J - Commitments

The Company is obligated under  non-cancelable  operating  leases for its office facilities  and two  apartments  used by its  employees.  Future  minimum  lease payments under the Company's  non-cancelable  operating lease as of December 31,
2004 are as follows:

                    Year ending Dec 31
                    ------------------

                    2005     $  52,772
                    2006        15,155
                             ---------
                             $  67,927
                             =========

Note K - Due From Related Parties

As of December 31, 2004 the due from related parties consists of the following:

        DTNet, Inc. (*)           $  134,317
        DTNet International (*)      119,974
        Mozart Communication          21,794
        Com Laser                      5,850
        Due to related parties       (36,533)
                                  ----------
                                  $  245,402
                                  ==========

* The above entities are related to a shareholder of the Company. These advances are unsecured, due upon demand and are non-interest bearing.

                                      F-13

Note L - Income Taxes

The  components  of the  Company's  consolidated  income  tax  provision  are as follows:

                                                       Year ended December 31,
                                                         2004           2003
                                                     -----------    -----------
                                                    (As Restated)
Current Benefits                                     $(1,836,000)      (119,000)
Valuation allowance                                    1,836,000        119,000
                                                     -----------    -----------
Total                                                       --             --
                                                     ===========    ===========

                                                         2004           2003
                                                     -----------    -----------
Long-term deferred tax assets arising from
  net operatiing loss carry forward                  $(1,956,000)   $  (119,000)

Valuation allowance                                    1,956,000        119,000
                                                     -----------    -----------
Total                                                       --             --
                                                     ===========    ===========

The  reconciliation  of income tax  provision at statutory  rate to the reported income tax expense is as follows:

                                    Year ended December 31
                                       2004         2003
                                    ---------    ---------
Computed at statutory rate                 34%          34%
State tax net of federal benefits          --           --
Valuation allowance                       (34%)        (34%)
                                    ---------    ---------
       Total                               --           --
                                    =========    =========

At December  31, 2004 and  December  31,  2003  deferred  tax assets are related solely to the  Company's  net  operating  loss carry  forward  of  approximately
$4,486,000  and $303,000,  respectively,  which have been reduced by a valuation allowance.  If these carry forwards are not utilized,  they will begin to expire in 2018.

Note M - Stockholders' Equity

On February 27, 2004,  the Company issued and sold  12,500,000  shares of common stock to Steven  Ivester in exchange  for cash of $12,500 and his  agreement  to contribute the  intellectual  property rights and related assets of two start-up companies formed to engage in the telecommunications industry. The shares issued represented approximately 88% of the shares outstanding after the exchange, as a result of which Mr. Ivester became the controlling shareholder of the Company.

On April 1, 2004, the Company issued 142,902 shares to two accredited  investors in satisfaction of accounts payable totaling $71,421.

In May 2004,  the  Company  issued  1,143,250  shares to  twenty-two  individual accredited investors.

In May 2004, the Company  issued  168,235  shares to one  individual  accredited investor in exchange for services.

In May, 2004, the Company issued 67,300 shares to fourteen individual accredited investors at a price of $3.00 per share.

On May 19, 2004, the Company  issued 196,340 shares to two accredited  investors in satisfaction of accounts payable totaling $79,745.

On June 25, 2004, the Company closed the acquisition of DTNet Technologies, Inc.
("DTNet") a Florida  corporation.  The  acquisition  was  effective  through the issuance of 2,500,000 shares of VoIP, Inc.  restricted  common stock in exchange for all issued and outstanding shares of DTNet common stock.

In July 2004,  the Company  issued  668,688  shares to six  individual  existing accredited investors.  Also effective July 2004, registrant issued 41,688 shares to four accredited individual investors.

On August 4, 2004,  the Company issued  4,400,000  warrants to two executives to acquire  4,400,000 shares at $1.00 per share. As explained in Note P, subsequent events,  in February  2005,  2,200,000 of warrants were exchanged for restricted shares.

                                      F-14

In August 2004, the Company  issued 50,000 shares to one  individual  accredited investor in satisfaction of accounts payable totaling $50,000.

In August  2004,  the Company  issued  653,319  shares to  forty-six  individual accredited investors.

In September 2004, the Company issued 38,461 shares to one accredited investor.

On September 1st, 2004, the Company closed the  acquisition of VoIP Americas,  a
Florida  corporation.  The acquisition took the form of an exchange of 1,000,000 shares  of  VoIP  restricted  common  stock  in  exchange  the  all  issued  and outstanding shares of VoIP Americas common stock.

In  October  2004,  the  Company  issued  251,831  shares to  twelve  accredited investors.

In October 2004, the Company issued 100,000 shares to one individual  accredited investors.

In November 2004, the Company issued of 2,249,500 to five accredited investors.

In  November  2004,  the  Company  issued  318,500  shares to twelve  accredited investors.

In December 2004, the Company issued 79,659 shares to five accredited investors.

In  December  2004,  the Company  issued  400,000  shares to sixteen  accredited investors.

Note N - Discontinued Operations

In December 2004, the Company  decided to exit the tea business and sold all its tea inventory, Therefore, those transactions have been presented as discontinued
operations for the years ended December 31, 2004 and 2003.

Assets,  liabilities,  and results of the  discontinued  tea  operations  of the
Millennia Tea Master division are as follows:

Assets from discontinued operation:
                                                             2004        2003
                                                          ---------   ---------

Cash                                                      $   4,419   $   3,499
Notes receivable from purchaser of tea
  (non-interest bearing due in four equal                   408,000        --
  installments through December 31, 2005)

Tea inventory at net realizable value                          --       251,534

Other assets                                                   --         4,426
                                                          ---------   ---------

Total                                                     $ 412,419   $ 259,459
                                                          =========   =========

Liabilities from discontinued operations:

Due to related parties                                    $    --     $ 151,167
                                                          ---------   ---------

Total                                                     $    --     $ 151,167
                                                          =========   =========

                                      F-15

Results from discontinued operations:

Revenues                                                  $ 408,613   $   8,678

Cost of sales                                               263,302      11,213
                                                          ---------   ---------

Gross profit                                                145,311      (2,535)

Other expenses                                                 --       350,433
                                                          ---------   ---------

Income (loss) from discontinued operations:               $ 145,311   $(352,968)
                                                          =========   =========

NOTE O - Stock Options

A total of 4,000,000 shares of common stock has been reserved for issuance under the Company's 2004 Employee Stock Option Plan. The Company accounts for the fair value of its grants under its 2004 Stock Option Plan in accordance with SFAS No.
123. The  compensation  cost that has been charged  against  income for the 2004
Option  Plan was  approximately  $1,117,000  in  2004.The  activity in this 2004
Option Plan for the year ended December 31, 2004 is as follows:

                                                                               Exercise            Weighted Average
                                                                Number         Price Range         Exercise Price
Options outstanding at December 31, 2003                              --

Options granted                                                4,000,000        $0.85 - $1.56            $1.14
Options returned to the plan
   due to terminations                                          (350,000)            $1.10               $1.10
                                                          ---------------    -------------------   -----------------
Options outstanding at December 31, 2004                       3,650,000        $0.85 - $1.56            $1.14
                                                          ===============    ===================   =================

Options exercisable at year-end                                                    903,750
                                                                             =================

Weighted-average fair value of options
   granted during the year                                                        $0.82
                                                                             =================

Note P - Subsequent Events

On  January 6,  2005,  the  Company  issued a Note  Payable  to its  controlling shareholder  in the amount of $1,040,000 at an interest rate of 3.75%,  maturing in December 2005.

On January 26,  2005,  the Company  filed a Form S-8  registration  statement in connection  with the Company's 2004 Stock Option Plan. The plan provides for the grant to eligible  employees and directors of options for the purchase of Common
Stock. The Option Plan covers,  in the aggregate,  a maximum of 4,000,000 shares of Common Stock and provides for the granting of both  incentive  stock  options
(as  defined  in  Section  422  of  the  Internal  Revenue  Code  of  1986)  and
nonqualified  stock  options  (options  which do not meet  the  requirements  of
Section 422). Under the Option Plan, the exercise price may not be less than the fair market value of the Common Stock on the date of the grant of the option.

On February 14, 2005, an officer  exercised a Stock Purchase Warrant to purchase
2,200,000 shares of VoIP, Inc. common stock by surrendering  such Warrant,  and, based upon an agreement with the Company,  receiving in return 750,000 shares of restricted common stock in a net exercise.

On February 23, 2005, VoIP, Inc. and its subsidiary eGlobalPhone,  Inc. executed an Asset Purchase  Agreement for the purchase of certain  intellectual  property rights  associated with the trade names TALKTIME and  TALKTIME.COM.  In exchange for the rights, the Registrant issued 100,000 shares of restricted common stock, warrants  to  purchase  400,000  shares at $1.70 per  share,  and  agreed to pay
$200,000 cash.  Negotiations  started during the last quarter of 2004, therefore all the cash  disbursements,  liabilities,  shares issued,  and commitments were recorded in that period.

                                      F-16

                                   SIGNATURES

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, this  Annual  Report  has been  signed  below by the  following  persons  in the capacities and on the dates indicated.

Name                             Office                           Date

 /s/ B. Michael Adler           Chairman, Chief Executive         11/23/05
------------------------        Officer and Director
B. Michael Adler                (Principal Executive Officer)

 /s/ David Sasnett              Vice President and Chief          11/23/05
------------------------        Financial Officer
David Sasnett                   (Principal Financial and
                                Accounting Officer)